UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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INSTALLED BUILDING PRODUCTS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

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INSTALLED BUILDING PRODUCTS, INC.

495 SOUTH HIGH STREET, SUITE 50

COLUMBUS, OHIO 43215

Notice of Annual Meeting of Stockholders to be held on June 1, 2017

The 2017 Annual Meeting of Stockholders (the “Annual Meeting”) of Installed Building Products, Inc. (the “Company”) will be held on June 1, 2017 at 10:00 a.m. Eastern Time. The Annual Meeting will be a virtual meeting of stockholders via live webcast. You will be able to participate in the Annual Meeting, vote your shares electronically and submit your questions during the meeting by visiting www.meetingcenter.io/266662426.

The Annual Meeting is being held for the following purposes:

1.	To elect Michael T. Miller, J. Michael Nixon and Vikas Verma as directors to serve for three-year terms;
2.	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017;
3.	To approve, on a non-binding advisory basis, the compensation of our named executive officers;
4.	To vote, on a non-binding advisory basis, on the frequency (every year, every two years or every three years) of the non-binding advisory vote on the compensation of our named executive officers;
5.	To vote on a stockholder proposal regarding majority voting in uncontested elections of directors, if properly presented at the Annual Meeting; and
6.	To transact such other business as may properly come before the Annual Meeting and any adjournment of the Annual Meeting.

The record date for the Annual Meeting is April 6, 2017. Only stockholders of record at the close of business on that date are entitled to notice of and to vote at the Annual Meeting or any adjournment of the Annual Meeting.

We will mail a Notice of Internet Availability of Proxy Materials (the “Notice”) on or about April 21, 2017 to our stockholders of record as of the close of business on the record date. The Notice contains instructions on how to access on the internet our Proxy Statement and our 2016 Annual Report, which includes our Annual Report on Form 10-K for the 2016 fiscal year, as well as instructions on how to request a paper copy of the proxy materials, including a form of proxy.

By Order of the Board of Directors

Shelley A. McBride
General Counsel and Secretary

Columbus, Ohio

April 21, 2017

Your vote is important. Whether or not you plan to attend the Annual Meeting webcast, please vote as promptly as possible to ensure your representation at the Annual Meeting. In order to vote, you must have the control number included on your Notice, your proxy card (if you received a printed copy of the proxy materials) or your Annual Meeting registration confirmation (if you are a beneficial owner who registered to attend the Annual Meeting). Stockholders may vote in any of these ways:

INSTALLED BUILDING PRODUCTS, INC.

i

ii

Incorporation by Reference	63
Availability of SEC Filings, Code of Ethics and Committee Charters	63
OTHER MATTERS	64

iii

Installed Building Products, Inc.

495 South High Street, Suite 50

Columbus, Ohio 43215

(614) 221-3399

PROXY STATEMENT FOR THE 2017 ANNUAL MEETING OF STOCKHOLDERS

The 2017 Annual Meeting of Stockholders of Installed Building Products, Inc. (“Annual Meeting”) will be held on June 1, 2017 at 10:00 a.m. Eastern Time. The Annual Meeting will be a virtual meeting of stockholders hosted via live webcast. This Proxy Statement is furnished in connection with the solicitation of proxies by our Board of Directors (sometimes referred to as the “Board”) for use at the Annual Meeting and any adjournment of the Annual Meeting.

This Proxy Statement and the form of proxy will be provided to our stockholders on or about April 21, 2017 through the mailing of a Notice of Internet Availability of Proxy Materials (“Notice”).

The Notice of Annual Meeting of Stockholders, this Proxy Statement and our Annual Report are available at www.envisionreports.com/IBP.

All references in this Proxy Statement to “we,” “us,” “our” or the “Company” refer to Installed Building Products, Inc.

All references in this Proxy Statement to our “Annual Report” refer to our 2016 Annual Report, which includes our Annual Report on Form 10-K for the fiscal year ended December 31, 2016.

FREQUENTLY ASKED QUESTIONS ABOUT THE ANNUAL MEETING

Q:	Can I attend the Annual Meeting in person?

A:	We will be hosting the Annual Meeting only by means of a live webcast. You will not be able to attend the meeting in person. Stockholders may participate in the Annual Meeting in the following ways:

Stockholders of Record. Stockholders of record will be able to listen to the Annual Meeting, submit questions and vote by going to www.meetingcenter.io/266662426 prior to the meeting and clicking on “I have a login.”

Beneficial Owners. Beneficial owners may participate in the Annual Meeting in one of two ways:

●	If you wish to submit questions or vote your shares during the Annual Meeting (rather than directing your brokerage firm, bank or other nominee how to vote your shares), you must register in advance to attend the Annual Meeting. See “How do I register to attend the Annual Meeting?” below. When you have received your confirmation of registration and control number, you may listen to the Annual Meeting, submit questions and vote by going to www.meetingcenter.io/266662426 prior to the meeting and clicking on “I have a login.”

●	If you wish to listen to the Annual Meeting, but do not wish to submit questions or vote during the Annual Meeting, you may go to www.meetingcenter.io/266662426 prior to the meeting and click on “I am a guest.”

The Annual Meeting webcast will start at 10:00 a.m. Eastern Time on June 1, 2017. We encourage you to access the meeting website prior to the start time to allow ample time for check in. The password for the meeting is IBP2017.

Q:	How do I register to attend the Annual Meeting?

A:	Stockholders of Record. If your shares were registered directly in your name with our transfer agent, Computershare Trust Company, N.A. (“Computershare”), on the record date, then you are a stockholder of record and you do not need to register to attend the Annual Meeting webcast. Follow the instructions on your Notice or proxy card (if you received a printed copy of the proxy materials) to access the Annual Meeting. See “Can I attend the Annual Meeting in person?” above.

Beneficial Owners. If your shares were held in an account at a brokerage firm, bank or other nominee on the record date, then you are a beneficial owner of our common stock. If you wish to submit questions or vote your shares during the Annual Meeting (rather than directing your brokerage firm, bank or other nominee how to vote your shares), you must register in advance to attend the Annual Meeting. If you only want to listen to the Annual Meeting, then you do not need to register in advance. See “Can I attend the Annual Meeting in person?” above.

To register to attend the Annual Meeting webcast, you must provide Computershare with your name, email address and a copy of a legal proxy from your brokerage firm, bank or other nominee reflecting your beneficial stock ownership in the Company. Registration requests must be in writing and be mailed to:

Computershare
Installed Building Products, Inc. Legal Proxy
P.O. Box 43001
Providence, RI 02940-3001

Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern Time, on May 22, 2017. You will receive a confirmation email from Computershare acknowledging your registration along with a control number for the Annual Meeting.

Q:	What is the purpose of the Annual Meeting?

A:	At the Annual Meeting, our stockholders will vote on the following matters:

●	To elect Michael T. Miller, J. Michael Nixon and Vikas Verma as directors to serve for three-year terms;
●	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017;

●	To approve, on a non-binding advisory basis, the compensation of our named executive officers;
●	To vote, on a non-binding advisory basis, on the frequency (every year, every two years or every three years) of the non-binding advisory vote on the compensation of our named executive officers;
●	To vote on a stockholder proposal regarding majority voting in uncontested elections of directors, if properly presented at the Annual Meeting; and
●	To transact such other business as may properly come before the Annual Meeting and any adjournment of the Annual Meeting.

A description of each proposal and the Board of Directors’ recommendation on each proposal are set forth in this Proxy Statement. Following the meeting, we will respond to questions from our stockholders.

Q:	Could other matters be decided at the Annual Meeting?

A:	Our Amended and Restated Bylaws (“Bylaws”) require that we receive advance notice of any proposal to be brought before the Annual Meeting by our stockholders. Other than the stockholder proposal noted above, we have not received notice of any such proposal from a stockholder. If any other matters were to properly come before the Annual Meeting, the persons named as proxies will have the discretion to vote on those matters in accordance with their best judgment.

Q:	Who is entitled to vote at the Annual Meeting?

A:	Only holders of record of our common stock as of the close of business on April 6, 2017, the record date for the Annual Meeting, are entitled to notice of and to vote at the Annual Meeting. At the close of business on April 6, 2017, we had 31,765,959 shares of common stock outstanding and entitled to vote on each matter brought before the Annual Meeting.

Stockholders of Record. If your shares were registered directly in your name with Computershare on the record date, then you are a stockholder of record. You may vote your shares in any of the manners specified below in “How do I vote?”

Beneficial Owners. If your shares were held in an account at a brokerage firm, bank or other nominee on the record date, then you are the beneficial owner of shares and the Notice was forwarded to you by that organization. The organization holding your account is the stockholder of record for purposes of attending and voting at the Annual Meeting; however, you have the right to direct the organization how to vote the shares in your account. Alternatively, you may vote your shares directly at the Annual Meeting by obtaining a legal proxy from your brokerage firm, bank or other nominee and registering in advance to attend the Annual Meeting webcast. See “How do I register to attend the Annual Meeting?” above.

You have one vote for each share of common stock that you hold as of the record date on all matters submitted to a vote at the Annual Meeting. A list of our stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder during ordinary business hours at our principal executive offices at 495 S. High Street, Suite 50, Columbus, Ohio 43215 for a period of ten days prior to the Annual Meeting. During the Annual Meeting, the list will be available for examination at www.meetingcenter.io/266662426.

Q:	How do I vote?

A.

Stockholders of Record. If you hold shares in your own name, you are a stockholder of record, and there are several ways for you to vote your shares. If you vote using any of these methods, the persons named as proxies will vote the shares represented by your proxy in accordance with your instructions. You may vote in any of the following ways:

On the Internet. You may vote at www.envisionreports.com/IBP, 24 hours a day, seven days a week. You will need the control number included on your Notice or your proxy card (if you received a printed copy of the proxy materials). Votes submitted through the internet must be received no later than the closing of the polls at the Annual Meeting.

By Telephone. You may vote using a touch-tone telephone by calling 1-800-652-8683, 24 hours a day, seven days a week. You will need the control number included on your Notice or your proxy card (if you received a printed copy of the proxy materials). Votes submitted by telephone must be received no later than the closing of the polls at the Annual Meeting.

By Mail. If you received printed proxy materials, you may vote by completing, signing and dating each proxy card you received and returning it in the prepaid envelope to Proxy Services, C/O Computershare Inv, P.O. Box 30202, College Station, TX 77842-9909. Sign your name exactly as it appears on the proxy card. Proxy cards submitted by mail must be received no later than May 31, 2017.

During the Annual Meeting. Instructions on how to vote during the Annual Meeting live webcast are posted at www.meetingcenter.io/266662426. Votes submitted during the Annual Meeting must be received no later than the closing of the polls at the Annual Meeting.

Voting on the internet, by telephone or at the Annual Meeting authorizes the persons named as proxies to vote as you direct in the same manner as if you had completed, signed, dated and returned a proxy card. If you vote on the internet or by telephone, or plan to vote during the Annual Meeting live webcast, do not return your proxy card(s).

Beneficial Owners. If you hold your shares in an account at a brokerage firm, bank or other nominee, you are the beneficial owner of shares of our common stock, and you have the right to direct your broker, bank or other nominee how to vote your shares. If you are a beneficial owner, the Notice was forwarded to you by the organization holding your account and you should follow the voting instructions provided by that organization. The availability of internet and telephone voting will depend on the voting process of your broker, bank or other nominee. If you do not provide the organization holding your account with instructions on how to vote your shares, the organization may be able to vote your shares with respect to some of the proposals to be voted on at the Annual Meeting, but not all of the proposals. See “What happens if I do not vote my shares?” below.

Instead of directing your broker, bank or other nominee how to vote your shares, you may elect to attend the Annual Meeting and vote your shares during the Annual Meeting live webcast. If you wish to vote your shares during the Annual Meeting, you must register in advance. See “How do I register to attend the Annual Meeting?” above. When you have received your confirmation of registration and control number, you may vote in any of the ways in which a stockholder of record may vote described above except by mail.

Q:	Can I vote my shares by filling out and returning the Notice?

A:	No. The Notice only identifies the proposals to be voted on at the Annual Meeting. You cannot vote by marking the Notice and returning it. The Notice provides instructions on how to cast your vote. See “How do I vote?” above.

Q:	What does it mean if I received more than one proxy card or Notice?

A:	If you received more than one proxy card or Notice, your shares are registered in more than one name or are registered in multiple accounts. To make certain all of your shares are voted, please complete, sign, date and return each proxy card that you received, or if you vote via the internet or by telephone, vote once for each Notice that you received.

Q:	Can I revoke or change my vote?

A:	Stockholders of Record. If you are a stockholder of record, you may revoke or change your vote at any time before the final vote at the Annual Meeting by:

●	signing and returning a new proxy card with a later date;
●	submitting a later-dated vote on the internet or by telephone — only your latest internet or telephone proxy will be counted;
●	participating in the Annual Meeting live webcast and voting during the meeting; or
●	delivering a written revocation to our Corporate Secretary at Installed Building Products, Inc., 495 South High Street, Suite 50, Columbus, Ohio 43215, which must be received no later than May 31, 2017.

If you attend the Annual Meeting live webcast without voting during the meeting, it will not cause a previously submitted proxy to be revoked unless you specifically request that your prior proxy be revoked.

Beneficial Owners. If you are a beneficial owner, you should contact the broker, bank or other nominee holding your shares to obtain instructions for revoking or changing your vote. If you registered in advance to attend the Annual Meeting webcast you may change your vote by submitting a later-dated vote on the internet or by telephone or by participating in the Annual Meeting webcast and by submitting a later vote during the meeting.

Q:	What happens if I do not vote my shares?

A.	Stockholders of Record. If you are the stockholder of record and you do not vote by proxy card, by telephone, on the internet, or during the Annual Meeting live webcast, your shares will not be voted at the Annual Meeting. If you submit a proxy but do not complete the voting instructions on one or more proposals, the persons named as proxies will vote your shares as follows:

●	FOR the election of Michael T. Miller, J. Michael Nixon and Vikas Verma as directors to serve for three-year terms;
●	FOR the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017;
●	FOR the approval, on a non-binding advisory basis, of the compensation of our named executive officers;
●	For a vote of ONE YEAR, on a non-binding advisory basis, on the frequency (every year, every two years or every three years) of the non-binding advisory vote on the compensation of our named executive officers; and
●	ABSTAIN on the vote on a stockholder proposal regarding majority voting in uncontested elections of directors, if properly presented at the Annual Meeting.

We do not expect any other business to properly come before the Annual Meeting; however, if any other business should properly come before the Annual Meeting, the persons named as proxies will vote your shares on such matters in accordance with their best judgment.

Beneficial Owners. If you are the beneficial owner of your shares and you do not provide your broker, bank or other nominee with voting instructions for your shares, a “broker non-vote” could occur. Under the rules of the New York Stock Exchange (“NYSE”), brokers, banks and other nominees who do not receive voting instructions from their clients have the discretion to vote the shares on certain matters (“discretionary matters”), but may not vote the shares on other matters (“non-discretionary matters”). A broker non-vote occurs when shares held by a broker, bank or other nominee are not voted with respect to a matter because the broker, bank or other nominee has not received voting instructions from the beneficial owner and the matter being voted on is a non-discretionary matter.

Under current NYSE rules, your broker, bank or other nominee does not have discretion to vote your shares on Proposal 1 (the election of three nominees as directors), Proposal 3 (the non-binding advisory vote to approve the executive compensation of our named executive officers), Proposal 4 (the non-binding advisory vote on the frequency of non-binding advisory votes on executive compensation) or Proposal 5 (the stockholder proposal regarding majority voting in uncontested elections of directors) without your instructions. However, Proposal 2 (the ratification of our independent registered public accounting firm) is a discretionary matter upon which your broker, bank or other nominee may vote without your instruction. In the case of a broker non-vote, your shares will be included in the number of shares considered present at the Annual Meeting for the purpose of determining a quorum, but your shares will not have any effect on the outcome of Proposals 1, 3, 4, and 5.

If you are a beneficial owner and you registered in advance to attend the Annual Meeting webcast but do not vote your shares on the internet, by telephone or during the Annual Meeting live webcast, your shares will not be voted at the Annual Meeting.

Q:	How is a quorum obtained, and why is a quorum required?

A:	In order to carry out the business of the Annual Meeting, we must have a quorum present. A quorum is present if holders of at least a majority of the outstanding shares of our common stock are present or represented by proxy at the Annual Meeting. As of the close of business on April 6, 2017, we had 31,765,959 shares of common stock outstanding and entitled to vote at the Annual Meeting, meaning that at least 15,882,980 shares of common stock must be present or represented by proxy to have a quorum. If a quorum is not present at the Annual Meeting, the meeting may be adjourned from time to time until a quorum is obtained.

If you are a stockholder of record and submit a proxy, your shares will be counted to determine whether we have a quorum, even if you abstain from voting or fail to provide voting instructions on one or more of the proposals to be voted on at the Annual Meeting. If your shares are held in the name of your broker, bank or other nominee and you do not direct that institution how to vote your shares, your shares will be counted for purposes of determining the presence of a quorum if the institution submits a proxy, even if your shares are not voted with respect to one or more proposals. If you obtain a legal proxy from your broker, bank or other nominee and you fail to vote your shares in any of the manners specified in “How do I vote?” your shares will not be counted for purposes of determining a quorum.

Q:	How many votes are required to approve each proposal?

A.	Proposal	Required Vote

	Proposal 1 – To elect Michael T. Miller, J. Michael Nixon and Vikas Verma as directors to serve for three-year terms	Plurality of the shares present or represented by proxy at the Annual Meeting and entitled to vote

	Proposal 2 – To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017	Majority of the shares present or represented by proxy at the Annual Meeting and entitled to vote

	Proposal 3 – To approve, on a non-binding advisory basis, the compensation of our named executive officers	Majority of the shares present or represented by proxy at the Annual Meeting and entitled to vote

Proposal 4 – To vote, on a non-binding advisory basis, on the frequency (every year, every two years or every three years) of the non-binding advisory vote on the compensation of our named executive officers

Whichever choice—every one year, two years or three years—receives the greatest number of votes cast

	Proposal 5 – To vote on a stockholder proposal regarding majority voting in uncontested election of directors, if properly presented at the Annual Meeting	Majority of the shares present or represented by proxy at the Annual Meeting and entitled to vote

Q:	How can I find the voting results of the Annual Meeting?

A:	Preliminary voting results will be announced at the Annual Meeting. Final voting results will be published in a current report on Form 8-K to be filed with the Securities and Exchange Commission (“SEC”) within four business days after the Annual Meeting. If final voting results are not available at that time, we will provide preliminary voting results in the Form 8-K and will provide the final voting results in an amendment to the Form 8-K as soon as they become available.

Q:	Why did I receive a Notice in the mail regarding the internet availability of proxy materials instead of a full set of printed proxy materials?

A:	Under rules adopted by the SEC, we are making this Proxy Statement available to our stockholders electronically on the internet. On or about April 21, 2017, we will mail the Notice to our stockholders of record who held shares at the close of business on the record date, other than those stockholders who have previously requested electronic delivery of communications from us. The Notice contains instructions on how to access an electronic copy of our proxy materials, including this Proxy Statement and our Annual Report. The Notice also contains instructions on how to request a paper copy of this Proxy Statement, including a form of proxy. We believe this process allows us to provide you with the information you need in a timely manner, while conserving natural resources and lowering the costs of printing and distributing our proxy materials.

Q:	Who is conducting this proxy solicitation?

A:

Our Board of Directors is soliciting your vote for the proposals being submitted to the stockholders at the Annual Meeting. Solicitation will be made by mail or internet but could also be made by our directors, officers and select other employees telephonically, electronically or by other means of communication.

Directors, officers and employees who help us in the solicitation will not be specially compensated for those services, but they may be reimbursed by us for their out-of-pocket expenses incurred in connection with the solicitation. Brokers, banks and other nominees will be requested to forward our soliciting materials to beneficial owners of our common stock and will be reimbursed by us for their reasonable out-of-pocket expenses.

PROPOSAL 1 – ELECTION OF DIRECTORS

Overview

At the Annual Meeting, three directors are to be elected for three-year terms. Each nominee elected as a director will continue in office until the 2020 Annual Meeting of Stockholders and until his successor is duly elected and qualified or until his earlier death, resignation, retirement, disqualification or removal. Our directors are divided into three classes, with one class of directors elected annually for three-year terms. Our directors are classified into the following three classes:

	Class I	Class II	Class III

Margot L. Carter

Jeffrey W. Edwards

Lawrence A. Hilsheimer

Janet E. Jackson

Michael T. Miller

J. Michael Nixon

Robert H. Schottenstein

Michael H. Thomas

Vikas Verma, Director Nominee

Upon the recommendation of the Nominating and Corporate Governance Committee, the Board of Directors has nominated and is submitting to a vote of our stockholders a proposal to elect Michael T. Miller, J. Michael Nixon and Vikas Verma as directors, each to serve a three-year term ending on the date of the 2020 Annual Meeting of Stockholders and until his successor is duly elected and qualified or until his earlier death, resignation, retirement, disqualification or removal.

Messrs. Miller and Nixon are incumbent directors. Mr. Verma is a new director nominee. Steven Raich, a current director for the Company, was not nominated for re-election as a director and his term will expire at the Annual Meeting.

Director Nominees

Nominees for Board membership are expected to demonstrate leadership and to possess outstanding integrity, values and judgment. Our nominees have a blend of historical and new perspectives about our Company. Our Nominating and Corporate Governance Committee and our Board of Directors have determined that each of the nominees possesses the right skills, experience and perspectives, collectively with other directors, to comprise a well-rounded, highly effective Board of Directors, and have determined that the nominees add to the overall diversity of the Board by bringing a wide range of experiences spanning various industries and organizations.

Based on the Nominating and Corporate Governance Committee’s recommendation and the nominees’ credentials, experience, attributes and skills outlined below under the caption “Information Regarding the Director Nominees and Directors Continuing in Office,” the Board of Directors has determined that the nominees can make a significant contribution to the Board and should serve as directors of the Company. Each nominee has accepted the nomination and has agreed to serve if elected. If any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the persons named as proxies will use their discretion to vote the shares represented by the proxies they hold for the election of the remaining nominees and for the election of any substitute nominee nominated and recommended by the Board.

Information Regarding the Director Nominees and Directors Continuing in Office

The following biographical information regarding each director nominee and director continuing in office is as of April 21, 2017. In addition to age and tenure as a director of the Company, it includes information about each individual’s principal occupation, professional experience, including public company and other directorships during the past five years, educational background, and certain other attributes, qualifications and skills that led the Nominating and Corporate Governance Committee and the Board to conclude that each individual should be nominated for election.

Director Nominees

Class I – Terms to Expire at the 2020 Annual Meeting of Stockholders

Michael T. Miller Age 52 Director since 2004

Mr. Miller has served as our most senior financial officer since he joined us in 2000 as our Executive Vice President – Finance. He has been our Chief Financial Officer since July 2013 and has served as a director since March 2004. Prior to joining the Company, Mr. Miller held the position of Senior Vice President/Managing Director responsible for Corporate Investment Banking at Huntington Capital Corp., a subsidiary of Huntington Bancshares, Inc., a regional bank holding company. Before joining Huntington in 1991, Mr. Miller held various positions with Deutsche Bank and CIBC in New York. Mr. Miller began his career at First Union National Bank in Charlotte, North Carolina. He holds a B.A. from Wake Forest University. Mr. Miller serves on the board of BMC Stock Holdings, Inc. and is a member of its audit committee. Mr. Miller’s extensive experience with us in the building products industry, background in finance and knowledge of financial reporting make him a valued member of the Board.

J. Michael Nixon Age 72 Director since 2012

Mr. Nixon is the founder of TCI Contracting, LLC, an installer of building products and one of our subsidiaries, where he has served as the Chief Executive Officer since 2006. Prior to establishing TCI Contracting, LLC, Mr. Nixon founded and led Quality Insulation Inc., a Connecticut-based insulation installer, over a 30-year period. He is the owner of Hawks Ridge Golf Club in Ball Ground, Georgia. In 2010, Mr. Nixon was appointed to the Cherokee County Airport Authority, and in 2011, he was appointed to the Georgia Properties Commission. Mr. Nixon attended Memphis State University. Mr. Nixon’s extensive experience and leadership in the building products installation industry make him a valued member of the Board.

Vikas Verma Age 64 Director Nominee

Mr. Verma has served as the Chief Executive Officer of our subsidiaries Trilok Industries, Inc., Alpha Insulation & Water Proofing Company and Alpha Insulation & Water Proofing, Inc. (the “Alpha companies”), installers of commercial waterproofing, insulation, fireproofing and fire stopping, since 2012. He is responsible for business and market development, marketing, finance, insurance and bonding needs of the Alpha companies. Mr. Verma founded Alpha Insulation & Water Proofing, Inc. in 1982 and served as its President from 1982 to 2012 and as its Chief Executive Officer from 2012 to the present. Mr. Verma was the President of Alamo Insulation Co., a residential insulation company with offices in San Antonio and Corpus Christi, Texas from 1977 to 1982. Mr. Verma is a member of the boards of directors of the National Association of Minority Contractors and Boys and Girls Club of Atlanta, and has served on advisory boards for Bank of North Georgia, Owens Corning & Johns Manville. He holds a B.A. in Engineering and an Associate’s Degree in International Marketing and Marketing Management from University of Bombay. He also held the position of President for Georgia Walls & Ceilings Association and is a graduate of Leadership Atlanta. Mr. Verma’s 36 years of experience in commercial and specialty construction will allow him to make a significant contribution to the Board.

Directors Continuing in Office Class II – Terms Expire at the 2018 Annual Meeting of Stockholders
Margot L. Carter Age 49 Director since 2014 and Presiding Independent Director since 2015

Ms. Carter is President of Living Mountain Capital L.L.C., a business advisory consulting firm she founded in 1998. Living Mountain advises clients on corporate governance, business strategy, corporate development (including strategic alliances and acquisitions) and restructurings. From 2010 to 2015, Ms. Carter served as Executive Vice President, Chief Legal Officer and Secretary for RealPage, Inc., a leading global software solutions and big data company in the commercial, multifamily, single-family and vacation rental industries. Ms. Carter was Executive Vice President and General Counsel at The Princeton Review, Inc. from 2004 to 2007 through the sale to Bain Capital Ventures, Executive Vice President, General Counsel and Managing Director at Soundview Technology Group, Inc. from 2003 to 2004 through the sale to The Charles Schwab Corporation and Vice President and Assistant General Counsel of Cantor Fitzgerald and its affiliate eSpeed, Inc. from 2001 to 2003. Ms. Carter serves on the board of directors of several private companies, including Freeman Company, one of the world’s largest brand experience companies, where she is a member of the audit and compensation committees. Ms. Carter received her B.A. in economics and history from Binghamton University and her J.D. from Fordham University School of Law. Ms. Carter’s extensive international business strategy, development, acquisitions, finance, real estate, general counsel and corporate governance experience, both as a C-suite executive and board member of global public and private companies, make her a valued member of the Board.

Robert H. Schottenstein Age 64 Director since 2014

Mr. Schottenstein is Chairman of the Board, Chief Executive Officer and President of M/I Homes, Inc., one of the largest publicly traded home builders in the United States. He joined M/I Homes in 1990, was named President in 1996, Chief Executive Officer in 2003, and Chairman in 2004. Prior to joining M/I Homes, from 1977 to 1990, Mr. Schottenstein was engaged in the private practice of law specializing in commercial real estate, corporate and banking transactions. From 1995 to 2006, Mr. Schottenstein served on the Board of Huntington Bancshares, Inc., a regional bank holding company headquartered in Columbus, Ohio.    Mr. Schottenstein served as a Trustee of The Ohio State University from 2005 to 2014 and served as Chairman of The Ohio State University Board from February 2012 to April 2014. He currently serves on the boards of The Ohio State University Wexner Medical Center, The Ohio State University Foundation, The Nationwide Children’s Hospital Foundation and Pelotonia, serves on the Executive Committee of The Policy Advisory Board of Harvard University’s Joint Center for Housing Studies and is a member of The Columbus Partnership. In 2002, he received the Central Ohio Building Industry Association “Builder of the Year” Award and, in 2008, Mr. Schottenstein was named national “Executive of the Year” for the homebuilding industry by Builder Magazine. Mr. Schottenstein holds a B.A. from Indiana University and a J.D. from Capital University Law School. Mr. Schottenstein’s experience in the homebuilding industry and as an executive and board member of public companies make him a valued member of the Board.

Michael H. Thomas Age 67 Director since 2014

Mr. Thomas retired in October 2014 from Stonehenge Partners, Inc., a private mezzanine and equity investment firm, where he was a partner. From 1999 to 2014, he was responsible for providing counsel in matters of investment origination, portfolio asset management and disposition of investments. Prior to joining Stonehenge, Mr. Thomas co-founded and served as Executive Vice President and Treasurer of JMAC, Inc., the holding and investment company of the McConnell family of Worthington, Ohio. His activities at JMAC included direct investment in the financial services, publishing, health care, real estate and manufacturing sectors. He was also responsible for the McConnell family’s financial, estate and income tax planning. From 1971 to 1980, Mr. Thomas was employed by Ernst & Young LLP, managing its Columbus, Ohio tax practice. He holds a B.A. in business administration from the University of Notre Dame. Mr. Thomas previously served as one of our directors from 2004 to 2011. Mr. Thomas’ significant business and investment experience, knowledge of our business and accounting background make him a valued member of the Board.

Class III – Terms Expire at the 2019 Annual Meeting of Stockholders
Jeffrey W. Edwards Age 53 Chairman of the Board since 1999

Mr. Edwards is our President, Chief Executive Officer and Chairman and has held these positions since 2011, 2004 and 1999, respectively. Mr. Edwards’ position allows him to advise the Board on management’s perspective over a full range of issues affecting the Company. Prior to joining us, he acted as an officer and strategist for several companies that he and his family started, acquired or invested in over more than 40 years across a variety of industries, including multi-family and student housing development and management, industrial tool distribution, wholesale building supply, homebuilding, land and real estate development and real estate brokerage. Since 1988, Mr. Edwards has been involved in the launch of many business ventures as well as commercial real estate developments in central Ohio and elsewhere. He holds a B.S. in Marketing from Miami University. Mr. Edwards’ leadership, executive, managerial and business experience, along with his more than 25 years of experience in the industry make him a valued member of the Board.

Lawrence A. Hilsheimer Age 59 Director since 2014

Mr. Hilsheimer has served as the Executive Vice President and Chief Financial Officer of Greif, Inc., a global leader in industrial packing products and services, since 2014. Mr. Hilsheimer served from April 2013 to April 2014 as Executive Vice President and Chief Financial Officer of The Scotts Miracle-Gro Company, a manufacturer of branded consumer lawn and garden products, where he had overall responsibility for corporate and operating finance functions. Prior to joining Scotts, from 2007 to 2013, he served in various roles at Nationwide Mutual Insurance Company, a provider of property and casualty insurance and financial services, starting as Executive Vice President and Chief Financial Officer through 2009, followed by President and Chief Operating Officer roles for multiple business units, including Nationwide Direct and Customer Solutions and Nationwide Retirement Plans. Prior to joining Nationwide, Mr. Hilsheimer was Vice

Chairman and Regional Managing Partner of Deloitte & Touche USA, LLP. He holds a B.A. in business administration from the Fisher College of Business at The Ohio State University and a J.D. from Capital University Law School. Mr. Hilsheimer sits on the Dean’s Advisory Council at the Fisher College of Business and on the audit and compliance committee of The Ohio State University Board of Trustees. Mr. Hilsheimer’s broad business background and corporate finance and public accounting experience, including as a chief financial officer with responsibility and accountability for all corporate and operating finance functions, make him a valued member of the Board.

Janet E. Jackson Age 64 Director since 2014

Ms. Jackson served as President and Chief Executive Officer of United Way of Central Ohio, a nonprofit organization and one of the largest United Way affiliates in the country, from 2003 through March 2017. She will continue to serve United Way of Central Ohio in a transitional role with her successor until November 2017. Prior to joining United Way, Ms. Jackson served as Columbus City Attorney in Columbus, Ohio from 1997 to 2003, where she represented all municipal entities and oversaw the criminal prosecution of misdemeanors. Before her appointment as Columbus City Attorney, Ms. Jackson served for nearly ten years as a Franklin County Municipal Court Judge. Ms. Jackson was the first woman and the first African American to hold her position at United Way and to be elected as Columbus City Attorney, and the first African American female judge in Franklin County history. She holds a B.A. in history from Wittenberg University and a J.D. from the National Law Center at The George Washington University. Ms. Jackson’s significant leadership experience, as well as extensive strategy and legal background, make her a valued member of the Board.

Required Vote and Recommendation of the Board

The affirmative vote of a plurality of the shares present or represented by proxy at the Annual Meeting and entitled to vote is required to approve the election of each nominee as a director. “WITHHELD” votes and broker non-votes will have no effect on the outcome of this proposal. Unless otherwise instructed, the persons named as proxies will vote “FOR” this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF MICHAEL T. MILLER, J. MICHAEL NIXON AND VIKAS VERMA AS DIRECTORS, EACH TO SERVE A THREE-YEAR TERM.

CORPORATE GOVERNANCE

Composition of the Board

Our business and affairs are managed under the direction of our Board of Directors. Our Bylaws provide that the number of directors constituting the Board is fixed from time to time by the affirmative vote of a majority of the directors then in office. No decrease in the authorized number of directors will have the effect of removing an incumbent director until that director’s term of office expires. Vacancies may be filled by resolution of the Board.

Our Board of Directors currently consists of nine members. Our Second Amended and Restated Certificate of Incorporation provides that our directors are divided into three classes, as nearly equal in number as possible and designated Class I, Class II and Class III, with one class of directors elected annually for three-year terms. Each director holds office until his or her successor is duly elected and qualified or until his or her earlier death, resignation, retirement, disqualification or removal.    As a result, only one class of directors is elected at each annual meeting of stockholders, with the other classes of directors continuing to serve for the remainder of their respective terms.

Director Qualification and Board Diversity

Our Nominating and Corporate Governance Committee is responsible for annually reviewing the appropriate characteristics, skills and experience required for the Board as a whole and its individual members. In evaluating the suitability of both new candidates and current directors for director positions, the Nominating and Corporate Governance Committee, in recommending candidates, and the Board, in approving (and, in the case of vacancies, appointing) such candidates, consider whether there are any evolving needs of the Board that may require expertise in a particular field. The entirety of each candidate’s credentials is evaluated, with no specific eligibility requirements or minimum qualifications. The Nominating and Corporate Governance Committee and the Board take into account numerous factors, including industry knowledge, financial skills, experience as a board member or executive officer of a publicly held company, other executive or leadership skills and diversity. The Nominating and Corporate Governance Committee and the Board also take into account whether the nominee meets applicable criteria for independence and whether the individual will enhance the diversity of views and experiences available to the Board in its deliberations. The Nominating and Corporate Governance Committee and the Board do not assign specific weight to particular factors, and depending on the current needs of the Board, may weigh a factor or factors more or less heavily.

Although the Nominating and Corporate Governance Committee and the Board of Directors do not have a written diversity policy, the Board, as a group, is expected to represent a broad diversity of backgrounds and experience in business matters. The Nominating and Corporate Governance Committee believes that the collective experience of our directors, covering a wide range of backgrounds, skills, geographies, industries, ages, gender and race, serves to make the Board balanced and well diversified.

In identifying potential candidates for Board membership, the Nominating and Corporate Governance Committee may rely on recommendations from directors, stockholders, management and others. The Nominating and Corporate Governance Committee does not distinguish between nominees recommended by stockholders and nominees recommended by other sources, and evaluates candidates recommended by stockholders on a substantially similar basis as it considers other nominees. Stockholders may recommend director candidates for consideration by the Nominating and Corporate Governance Committee by giving written notice of the recommendation to our Corporate Secretary at Installed Building Products, Inc., 495 South High Street, Suite 50, Columbus, Ohio 43215. The recommendation must include the candidate’s name, age, business address, residence address and principal occupation or employment, as well as a description of the candidate’s qualifications, attributes and other skills. A written consent from the candidate consenting to serve as a director, if elected, must accompany the recommendation.

Director Independence

Based upon information provided by each director concerning his or her background, education, employment, experience and affiliations, our Nominating and Corporate Governance Committee and Board of Directors have determined that each of Ms. Carter, Ms. Jackson and Messrs. Hilsheimer, Schottenstein and Thomas has no material relationship with the Company or its subsidiaries, either directly or indirectly, that would interfere with the exercise of his or her independent judgment, and that each qualifies as an “independent director” as defined in the rules of the NYSE.

When determining whether a director qualifies as independent, the Board, in accordance with NYSE rules, broadly considers all relevant facts and circumstances to determine whether the director has any material relationship with the Company, either directly or indirectly, that would interfere with the exercise of independent judgment. In the course of determining the independence of Mr. Schottenstein, the Board considered that Mr. Schottenstein is the Chief Executive Officer of M/I Homes, Inc., a company with which we conduct transactions in the ordinary course of our business. Based on the aggregate annual value of these transactions (less than 1% of the annual revenues of each of the Company and M/I Homes, Inc. in 2016) and the nature of the transactions (which is the sale and installation of building products in the ordinary course of business of both companies), the Board does not believe that this relationship impairs the independence of Mr. Schottenstein or that Mr. Schottenstein has any material interest in any transaction between the Company and M/I Homes, Inc. Upon careful consideration, the Board of Directors has determined that our Board is comprised of a majority of independent directors, and that each Board committee is comprised solely of independent directors.

Board Leadership Structure

Mr. Edwards serves as our President, Chief Executive Officer and Chairman. While we do not have a policy regarding whether the chairman and chief executive officer should be the same person or two different people, the positions of Chairman and Chief Executive Officer have historically been combined at our Company.

We believe that a combined chairman and chief executive officer role helps provide strong, unified leadership for our management team and Board of Directors. In addition, the Board believes that our customers, stockholders, suppliers and other business partners view our Chairman and Chief Executive Officer as a leader in our industry. While our Bylaws and Corporate Governance Guidelines do not require that these positions be combined, the Board believes that having a combined position is the appropriate leadership structure for the Company at this time.

To support our leadership structure, we have established a presiding independent director position. Our Presiding Independent Director is elected annually by the independent directors on our Board. Ms. Carter, a director since 2014, currently serves as our Presiding Independent Director. Ms. Carter works with management to determine information to be provided to the Board, chairs regular executive sessions of the independent and non-employee directors and serves as liaison between management and the Board as well as among independent and non-employee directors.

We believe that having a combined Chief Executive Officer and Chairman position, together with a Presiding Independent Director and a Board of Directors comprised of a majority of independent directors, provides the best leadership structure for our Company. The Board periodically reviews our leadership structure and retains the authority to modify the structure when appropriate.

Executive Sessions of the Board

Our Board of Directors holds regularly scheduled executive sessions in which the independent and non-employee directors meet without the presence or participation of management. At these meetings, Ms. Carter serves as the Presiding Independent Director who chairs the meetings and acts as liaison among the independent directors and the other Board members and management. As part of the executive sessions, the independent and non-employee directors may meet with our Chief Executive Officer and representatives of our independent registered public accounting firm as they deem necessary or appropriate. Pursuant to our Corporate Governance Guidelines, if the non-employee directors as a group include directors who are not independent, the independent directors must meet in executive session without the presence or participation of management or the non-independent directors at least once per year. Our independent directors met four times during 2016 without the presence of management or the non-independent directors.

Role of the Board in Risk Oversight

Risk assessment and oversight are an integral part of our corporate governance and management processes. Our Board of Directors encourages management to promote a culture that incorporates risk management into both our overall corporate strategy and our day-to-day business operations.

It is management’s responsibility to identify, evaluate, manage and mitigate risk within the context of our strategic plans, to develop risk management plans and to bring to the Board’s attention the most material risks facing the Company. It is the Board’s responsibility to oversee our risk management processes and to ensure that management is taking appropriate action to manage material risks. The Board also has responsibility for oversight of leadership succession for our most senior officers, including the Chief Executive Officer, and reviews succession plans on an annual basis.

Management regularly discusses strategic and operational risks, including a focused analysis of specific risks facing the Company. In addition, our risk assessment practices, including auditing procedures, internal controls over financial reporting, and compliance policies and programs, are designed to inform management about our material risks. Throughout the year, management reviews these risks with the Board and its committees as part of presentations that focus on particular business functions, operations or strategies. At the meetings, management advises the Board concerning major risk exposure and the steps taken to monitor and to mitigate or eliminate material risks.

Our Board of Directors does not have a standing risk management committee, choosing instead to administer this oversight function through the entire Board. Pursuant to our Corporate Governance Guidelines, the Board exercises direct oversight of strategic risks to the Company and has delegated certain risk management oversight to its committees in their discrete areas of responsibility. Each committee regularly reports to the full Board. In performing its duties, each committee has access to management and representatives of our independent registered public accounting firm. The Audit Committee is responsible for overseeing financial risk exposure and management’s monitoring and control of this exposure. The Audit Committee also oversees our financial statement compliance, internal controls and Related-Party Transaction Policy. The Compensation Committee oversees the management of any risks arising from our compensation programs for our executives and employees that would be reasonably likely to have a material adverse effect on the Company. The Nominating and Corporate Governance Committee oversees risks related to corporate governance, including those related to performance and composition of the Board. The Nominating and Corporate Governance Committee also monitors developments in corporate governance and the effectiveness of our Corporate Governance Guidelines, a copy of which is available on our website at www.installedbuildingproducts.com under the “Investors” section.

Meetings of the Board and Director Attendance at Annual Meeting of Stockholders

The Board of Directors held six meetings during 2016. Each director attended, in person or by telephone, at least 75% of the total number of meetings of both the Board and the committees on which he or she served during the year, except for Mr. Schottenstein. Board agendas are set in advance by management with the assistance of the Presiding Independent Director, to ensure that appropriate subjects are covered. Any member of the Board may request that an item be included on the agenda. Directors are provided with materials in advance of meetings and are expected to review these materials before each meeting to ensure that time in Board and committee meetings is focused on active discussions versus lengthy presentations. The independent directors held four meetings in executive session during 2016 (without the presence of Mr. Edwards or other employees of the Company) to discuss various matters related to the oversight of the Company and the management of Board affairs.

Although we do not have a formal policy requiring Board members to attend annual meetings of our stockholders, our directors are expected to make every effort to attend our annual meetings. With the exception of one director who, due to personal reasons, was unable to attend, all of our directors attended the Annual Meeting of Stockholders in 2016.

Committees of the Board

The Board has established the following standing committees to assist it in the discharge of its duties: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. Each committee has a written charter that can be found at www.installedbuildingproducts.com under the “Investors” section. The table below shows the current membership for each of these committees:

	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Margot L. Carter(1)			C
Lawrence A. Hilsheimer	C
Janet E. Jackson		C
Robert H. Schottenstein(1)
Michael H. Thomas

C = Chair

(1) Effective March 15, 2016. Prior to that date, Ms. Carter served on the Compensation Committee and Mr. Schottenstein served on the Audit Committee.

Audit Committee

The Audit Committee oversees our corporate accounting and financial reporting processes. The Audit Committee is responsible for, among other things:

●	selecting our independent registered public accounting firm and determining the scope of engagement of the firm;

●	evaluating the firm’s qualifications, independence and performance;
●	approving the scope of the annual audit and the firm’s audit fee;
●	approving all audit and non-audit services to be performed by the firm, taking into consideration whether the firm’s provision of non-audit services is compatible with maintaining its independence;
●	ensuring the rotation of partners of the firm on our engagement team;
●	reviewing the adequacy and effectiveness of our accounting and financial reporting processes and internal controls and the audits of our financial statements;
●	reviewing the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures;
●	overseeing procedures for complaints received by us regarding accounting, internal accounting controls or auditing matters;
●	reviewing related-party transactions for potential conflicts of interest;
●	reviewing reports to management prepared by the internal audit department, as well as management’s responses;
●	reviewing and discussing with management and our independent registered public accounting firm our financial statements and management’s discussion and analysis of financial condition and results of operations;
●	evaluating, at least annually, the performance of the Audit Committee and its members, including compliance by the Audit Committee with its charter; and
●	handling such other matters that are specifically delegated to the Audit Committee by our Board.

All members of our Audit Committee are independent and meet the requirements for financial literacy under the applicable rules and regulations of the SEC and NYSE. Our Board of Directors has determined that Mr. Hilsheimer is an audit committee financial expert as defined under the applicable rules of the SEC and has the requisite financial sophistication as defined under the applicable rules and regulations of the NYSE.

Our Audit Committee held six meetings during 2016.

Compensation Committee

The Compensation Committee oversees the compensation of our executive officers, including our Chief Executive Officer. The Compensation Committee determines all compensation and incentive plans, policies and programs relating to our executive officers. The Compensation Committee also is responsible for, among other things:

●	reviewing and determining the compensation, employment agreements, severance arrangements and other benefits of our executive officers;
●	approving the compensation of our non-executive officers;
●	approving, on an annual basis, the corporate goals and objectives relevant to the compensation of our executive officers and evaluating their performance in light of such goals and objectives;
●	administering our 2014 Omnibus Incentive Plan;
●	making recommendations to the Board with respect to non-employee director compensation;
●	reviewing and discussing with management our Compensation Discussion and Analysis, or CD&A;
●	reviewing any risks arising from our compensation policies and practices for our executives and employees that would be reasonably likely to have a material adverse effect on the Company;
●	retaining the advice of a compensation consultant, independent legal counsel or other adviser after taking into consideration the factors required by any applicable requirements of law and NYSE rules;
●	having responsibility over the appointment, oversight and compensation of compensation consultants, independent legal counsel and other advisers engaged by the Compensation Committee;
●	evaluating, at least annually, the performance of the Compensation Committee and its members, including compliance by the Compensation Committee with its charter; and

●	handling such other matters that are specifically delegated to the Compensation Committee by our Board.

In the course of determining executive officer compensation, the Compensation Committee from time to time solicits input from our management. The Compensation Committee believes this input is valuable because of the Chief Executive Officer’s and Chief Financial Officer’s comprehensive knowledge of our business, operations and financial and strategic goals. The Compensation Committee, however, retains sole authority to determine all elements of executive compensation. Our human resources department supports the Compensation Committee in its duties, and the Compensation Committee from time to time delegates to the human resources department certain administrative duties.

In 2016, upon the recommendation of management, the Compensation Committee engaged Mercer, LLC, a subsidiary of Marsh & McLennan Companies and a global professional services firm (“Mercer”), to provide and review market data with respect to publicly-traded companies similar in size and industry to us regarding executive officer compensation and non-employee director compensation. The Compensation Committee and management worked with Mercer to develop the appropriate reference group of publicly-traded companies. In connection with the engagement of Mercer, the Compensation Committee considered and assessed all relevant factors, including, but not limited to, those set forth in applicable SEC and NYSE rules that could give rise to a potential conflict of interest with respect to Mercer. Based upon this review, the Compensation Committee determined that engaging Mercer did not raise any conflict of interest.

Each of the members of our Compensation Committee is independent under the rules of the NYSE, is a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act and is an “outside director” as that term is defined in Section 162(m) of the Internal Revenue Code of 1986, as amended.

Our Compensation Committee held seven meetings during 2016.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is responsible for, among other things:

●	reviewing and establishing criteria for candidates to serve on the Board to ensure that the Board has the requisite expertise and is sufficiently diverse;
●	conducting inquiries into the backgrounds and qualifications of potential director candidates;
●	recommending to the Board nominees for election as directors, taking into account factors such as experience, skills, industry knowledge, financial expertise, existing commitments, potential conflicts of interest, independence and the extent to which the candidate fills a present need on the Board;
●	recommending to the Board the composition and size of the Board;
●	overseeing the evaluation of the Board, its committees and management in accordance with applicable rules of the NYSE;
●	recommending members of the Board to serve on the committees of the Board as well as committee chairs;
●	monitoring the structure and operations of Board committees, the qualifications and criteria for membership on each committee and, as appropriate, recommending periodic rotation of committee members and term limitations on committee service;
●	reviewing the charter of each committee and recommending to the Board any changes;
●	reviewing our Certificate of Incorporation and Bylaws and recommending to the Board any necessary or desirable amendments;
●	assessing the adequacy of our Corporate Governance Guidelines and Code of Business Conduct and Ethics and recommending any proposed changes to the Board;
●	periodically reviewing the Board’s leadership structure to assess whether it is appropriate given the specific characteristics and circumstances of the Company;
●	overseeing an annual review of succession planning for senior executives;

●	evaluating, at least annually, the performance of the Nominating and Corporate Governance Committee and its members, including compliance by the Nominating and Corporate Governance Committee with its charter; and
●	handling such other matters that are specifically delegated to the Nominating and Corporate Governance Committee by our Board.

Each of the members of our Nominating and Corporate Governance Committee is an independent director under the rules of the NYSE.

Our Nominating and Corporate Governance Committee held four meetings during 2016.

Compensation of our Directors

The Board of Directors annually reviews and determines the compensation of our non-employee directors, taking into account the recommendations of the Compensation Committee. In connection with this review and determination, the Board and the Compensation Committee consider the compensation paid to the non-employee directors of companies similar to us in size and industry, current facts and circumstances relating to our business and our past practices. The Board believes that non-employee director compensation should be competitive to ensure that we attract and retain qualified non-employee directors and that the compensation of our non-employee directors should include a combination of cash and equity-based compensation to align the interests of our non-employee directors and our stockholders. The Board does not have a pre-established policy or target for allocation between cash and equity-based compensation and determines the mix of compensation based on what it believes is most appropriate under the circumstances. The Compensation Committee approves all equity-based compensation granted to the non-employee directors. In 2016, the Compensation Committee engaged Mercer to review our non-employee director compensation program and to conduct market comparisons for our non-employee directors similar to that performed for our executive officer compensation program. See “Executive Compensation Process – Role of Compensation Consultant” and “Benchmarking.”

Our non-employee directors are currently paid the following compensation for their service on our Board:

●	An annual retainer of $50,000;
●	An additional annual retainer of $10,000 for serving as chair of a committee;
●	An additional annual retainer of $10,000 for serving as Presiding Independent Director; and
●	An annual grant of restricted stock under the 2014 Omnibus Incentive Plan having a fair market value of $50,000 on the grant date, which vests on the one-year anniversary of the grant date, subject to the director’s continued service as a member of our Board from the grant date through the vesting date. The grant of restricted stock is made annually on the date of our Annual Meeting of Stockholders.

On February 24, 2017, the Compensation Committee recommended and the Board of Directors approved an amendment to our director compensation program and our 2014 Omnibus Incentive Plan to provide that total compensation paid to each non-employee director for his or her service as a director, including aggregate cash compensation and the grant date fair value of shares of our common stock, may not exceed $400,000 in any year.

All directors are entitled to be reimbursed for their reasonable expenses to attend Board meetings and meetings of committees on which they serve. Directors who are employees of the Company receive no additional compensation for their service as directors.

Director Stock Ownership Guidelines

Pursuant to guidelines established by the Board of Directors and the Compensation Committee, to align each director’s interests with the long-term interests of our stockholders, each director is expected to beneficially own our common stock having a fair market value of at least $150,000. If a director chooses to meet this guideline using annual grants of restricted stock pursuant to our director compensation program, the fair market value of the stock for purposes of meeting the guideline is measured as of the grant date. Directors have five years from the date of our initial public offering in February 2014, or from the date of his or her first appointment or election, to meet this requirement. All of our current directors meet, or are on track to meet, the guidelines within the five-year timeframe established by the Board and the Compensation Committee.

Director Compensation Table

The following table presents the total compensation paid during 2016 (i) to each non-employee director and (ii) to J. Michael Nixon, who is an employee of the Company and who also serves as a director, but who receives no compensation for his Board service, as noted below. Director fees are paid quarterly.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)	All Other Compensation	Total ($)

Margot L. Carter	70,000	50,000	-	120,000
Lawrence A. Hilsheimer	60,000	50,000	-	110,000
Janet E. Jackson	60,000	50,000	-	110,000
J. Michael Nixon(3)	-	-	275,205	275,205
Steven G. Raich	50,000	50,000	-	100,000
Robert H. Schottenstein	50,000	50,000	-	100,000
Michael H. Thomas	50,000	50,000	-	100,000

(1)	Represents an annual grant of restricted stock made pursuant to our 2014 Omnibus Incentive Plan having a value of $50,000 on the grant date (June 1, 2016), with the number of shares determined based on the closing price of our common stock ($34.23) on the grant date. All of the restricted stock awards will vest on June 1, 2017, subject to the director’s continued service as a member of our Board on that date. Vesting is accelerated in the event of a change of control.

(2)	The aggregate number of unvested shares of restricted stock held by each of our non-employee directors as of December 31, 2016 was 1,460. None of our non-employee directors held any stock options as of December 31, 2016.

(3)	As an employee of the Company, Mr. Nixon earns no compensation for his Board service. The amount specified under the “All Other Compensation” column for Mr. Nixon reflects the following compensation paid to him as a Company employee in 2016: (i) a salary of $250,000 and (ii) other compensation, including a Company car, Company-paid car insurance and Company-paid cell phone, totaling $25,205.

Family Relationships

There are no family relationships among any of our executive officers or any of our directors.

Code of Business Conduct and Ethics

Our Board of Directors has established a Code of Business Conduct and Ethics applicable to all of our employees, officers and directors, including our principal executive, financial and accounting officers and all persons performing similar functions. A copy of the Code of Business Conduct and Ethics is available on our website at www.installedbuildingproducts.com under the “Investors” section. We intend to satisfy the requirements under Item 5.05 of Form 8-K regarding disclosure of amendments to, and waivers from, the provisions of our Code of Business Conduct and Ethics that relate to elements listed under Item 406(b) of Regulation S-K and apply to our principal executive officer, principal financial officer, principal accounting officer or persons performing similar functions, by posting such information on our website.

Insider Trading Policy

Our insider trading policy prohibits all directors, officers, employees and their family members from directly or indirectly purchasing or selling any type of security, whether the issuer of that security is our Company or another company, while aware of material, non-public information relating to the issuer. The policy also prohibits such persons from providing any such material, non-public information to any other person who may trade in the securities while aware of such information. The insider trading policy also prohibits our officers, directors and certain other significant employees from directly or indirectly selling any equity security of the Company if such person does not own the security (known as a “short sale”) and from purchasing or using, directly or indirectly, any financial instruments, or otherwise engaging in any transactions involving Company securities designed to hedge or offset any decrease in the market value of our securities. We also have procedures that require trades in our stock by executive officers, directors and certain other significant employees, and each of their family members and members of their households, to be pre-cleared by appropriate Company personnel. A copy of our insider trading policy is available on our website at www.installedbuildingproducts.com under the “Investors” section.

Compensation Committee Interlocks and Insider Participation

During 2016, no officer, former officer or employee of the Company served as a member of our Compensation Committee. During 2016, none of our executive officers served as a member of the board of directors or the compensation committee of any entity of whose executive officers served on our Board or Compensation Committee.

Communication with Directors

Stockholders and others who wish to communicate with the Board of Directors or to any particular director, including the Presiding Independent Director, may do so by writing to the following address: c/o Corporate Secretary, Installed Building Products, Inc., 495 South High Street, Suite 50, Columbus, Ohio 43215. The Board has directed the Corporate Secretary’s office to forward to the appropriate director(s) all correspondence, except for items unrelated to the functions of the Board, business solicitations and advertisements.

PROPOSAL 2 – RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Overview

The Audit Committee has appointed Deloitte & Touche LLP (“Deloitte”) as our independent registered public accounting firm for the fiscal year ending December 31, 2017. At the Annual Meeting, our stockholders will consider and vote on a proposal to ratify Deloitte’s appointment. Deloitte has served as our independent registered public accounting firm for the past five fiscal years.

Our Audit Committee is directly responsible for the appointment, compensation and oversight of the audit work of our independent registered public accounting firm. Stockholder ratification of the appointment of Deloitte is not required by our governing documents or applicable law. However, at the recommendation of the Audit Committee, the Board is submitting the selection of Deloitte to our stockholders for ratification as a matter of good corporate governance. If our stockholders fail to ratify the appointment of Deloitte, the Audit Committee will reconsider whether or not to retain Deloitte and may retain that firm or another firm without resubmitting the matter to our stockholders. Even if the selection of Deloitte is ratified, the Audit Committee may, in its discretion, select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

A representative of Deloitte is expected to be present at the Annual Meeting, will be given an opportunity to make a statement if he or she so chooses and will be available to respond to appropriate questions from stockholders.

Fees Paid to Deloitte

The following table sets forth the aggregate fees paid by us to Deloitte for the fiscal years ended December 31, 2016 and 2015:

	2016	2015

Audit Fees(1)	$1,587,144	$796,450

Audit-Related Fees(2)	179,438	-

Tax Fees(3)	-	21,808

All Other Fees(4)	-	-

Total	$1,766,582	$818,258

(1)	Consists of fees billed for professional services rendered in connection with the audit of our annual consolidated financial statements and internal control over financial reporting and review of our quarterly consolidated financial statements and services that are normally provided in connection with statutory and regulatory filings or engagements.

(2)	Consists of fees billed for services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.” These services include due diligence in connection with acquisitions, attest services that are not required by statute or regulation and accounting consultations on proposed transactions.

(3)	Consists of fees billed for professional services rendered in connection with tax compliance, tax consultation and tax planning. These services include assistance regarding federal and state tax compliance, mergers and acquisitions and tax planning.

(4)	Consists of fees billed for products and services other than the services reported above.

Pre-Approval Policies and Procedures

The Audit Committee is responsible for appointing, setting compensation for and overseeing the work of our independent registered public accounting firm. The Audit Committee has established a policy requiring pre-approval of all audit and non-audit services provided by our independent auditor. On an ongoing basis, management submits to the Audit Committee specific projects and services to be performed by the independent auditor for which it seeks advance approval. The Audit Committee reviews these requests and determines whether to approve the requested engagement. On a periodic basis, management reports to the Audit Committee the actual spending for such projects and services compared to the approved amounts.

For the 2015 and 2016 fiscal years, all services provided by Deloitte were pre-approved by the Audit Committee in accordance with this policy.

Report of the Audit Committee

Management is responsible for the preparation and presentation of the Company’s financial statements, the effectiveness of internal controls over financial reporting and procedures that are reasonably designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditor, Deloitte & Touche LLP (“Deloitte”), is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) (the “PCAOB”). The Audit Committee’s responsibility is to monitor and oversee these processes on behalf of the Board. In fulfilling these oversight responsibilities, the Audit Committee has reviewed and discussed with management and Deloitte the Company’s audited financial statements for the fiscal year ended December 31, 2016. The Audit Committee has also discussed with Deloitte the matters required to be discussed with the independent registered public accounting firm by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the PCAOB in Rule 3200T.

The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the Audit Committee concerning independence and has discussed with the independent registered public accounting firm the accounting firm’s independence.

Based on the reviews and discussions referred to above, the Audit Committee has recommended to the Board that the audited financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016.

Audit Committee

Lawrence A. Hilsheimer (Chair)

Margot L. Carter

Michael H. Thomas

Required Vote and Recommendation of the Board

The affirmative vote of a majority of the shares present or represented by proxy at the Annual Meeting and entitled to vote is required to ratify the appointment of Deloitte as our independent registered public accounting firm for the fiscal year ending December 31, 2017. Abstentions will have the same effect as votes “AGAINST” this proposal. Broker non-votes will have no effect on the outcome of this proposal; however, brokers have discretion to vote on this proposal. Unless otherwise instructed, the persons named as proxies will vote “FOR” this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2017.

PROPOSAL 3 – NON-BINDING ADVISORY VOTE ON EXECUTIVE COMPENSATION

Overview

As required by Section 14A of the Exchange Act and as a matter of good corporate governance, we are seeking stockholder approval of our executive compensation program as disclosed below in this Proxy Statement. Stockholders are being asked to vote on the following advisory resolution:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K in the Company’s 2017 Proxy Statement, including the Compensation Discussion and Analysis, the Summary Compensation Table and the related tables and disclosures relating to fiscal year 2016.”

We have a pay-for-performance philosophy that forms the foundation of our decisions regarding payment of executive compensation. This philosophy and the compensation structure approved by the Compensation Committee are central to our ability to attract, retain and motivate individuals who can achieve superior financial results in the best interests of the Company and our stockholders. Our program links pay to performance by delivering a significant portion of the total compensation opportunity of our named executive officers (sometimes referred to as our “NEOs”) in variable or “pay at risk” compensation programs. Our program also aligns the NEOs’ financial interest with those of our stockholders by delivering a substantial portion of their total compensation in the form of equity awards.

We urge our stockholders to read “Executive Compensation - Compensation Discussion and Analysis” below, which describes in detail how our executive compensation program and practices operate and are designed to achieve our compensation objectives, as well as the accompanying executive compensation tables and narratives that provide detailed information on the compensation of our NEOs.

This advisory vote on our executive compensation, commonly referred to as a “say-on-pay” advisory vote, is non-binding on the Board of Directors. However, the outcome of the vote will provide information to the Compensation Committee and the Board regarding stockholder sentiment about our compensation program, which the Compensation Committee will carefully review and consider when making future decisions regarding the compensation of our NEOs.

We believe that our compensation programs are competitive, focused on pay-for-performance and strongly aligned with the long-term interest of our stockholders. The Compensation Committee believes that executive compensation for 2016 was reasonable, appropriate and justified by the performance of the Company and the result of a carefully considered approach.

Required Vote and Recommendation of the Board

The affirmative vote of a majority of the shares present or represented by proxy at the Annual Meeting and entitled to vote is required for approval of this advisory resolution. Abstentions will have the same effect as votes “AGAINST” this proposal. Broker non-votes will have no effect on the outcome of the advisory resolution. Unless otherwise instructed, the persons named as proxies will vote “FOR” this proposal.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” APPROVAL OF THE NON-BINDING ADVISORY RESOLUTION APPROVING THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

PROPOSAL 4 – ADVISORY VOTE ON THE FREQUENCY OF ADVISORY VOTES ON EXECUTIVE COMPENSATION

Overview

Pursuant to Section 14A of the Exchange Act and as a matter of good corporate governance, we are asking our stockholders for a non-binding, advisory vote on whether future stockholder advisory votes on executive compensation such as the one reflected in Proposal 3 above should occur every year, every two years or every three years.

This vote on the frequency of future stockholder advisory votes on executive compensation is advisory and non-binding on the Board of Directors. Stockholders will be able to specify one of four choices for this proposal: one year, two years, three years or abstain. Stockholders are not voting to approve or disapprove the Board’s recommendation. While this vote is advisory and not binding on the Board, the Compensation Committee will carefully consider the voting results as a reflection of stockholder sentiment. Notwithstanding the Board’s recommendation and the outcome of the stockholder vote on this proposal, the Board may in the future decide to conduct advisory votes on a more or less frequent basis and may vary its practice based on factors such as discussions with our stockholders and the adoption of material changes to our executive compensation programs. The next required vote on the frequency of future stockholder advisory notes on executive compensation will occur no later than the 2023 Annual Meeting of Stockholders.

After careful consideration, the Board of Directors has determined that holding an advisory vote on executive compensation every year is the most appropriate policy for the Company at this time, and recommends that stockholders vote for future advisory votes on executive compensation to occur every year. While our executive compensation program is designed to promote a long-term connection between pay and performance, the Board recognizes that executive compensation decisions are made annually. Holding an annual advisory vote on executive compensation provides us with more direct and immediate feedback from our stockholders on our executive compensation program. We believe that an annual advisory vote on executive compensation is consistent with our practice of seeking input and engaging in dialogue with our stockholders on corporate governance matters and our executive compensation philosophy, policies and practices.

Required Vote and Recommendation of the Board

This advisory vote regarding the frequency of future stockholder advisory votes on the compensation of our NEOs will be determined by whichever of the choices—every one year, two years or three years—receives the greatest number of votes cast. Abstentions and broker non-votes with respect to this proposal will not affect its outcome. Unless otherwise instructed, the persons named as proxies will vote for a frequency of every “ONE YEAR” for future advisory votes regarding the executive compensation of our named executive officers.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE “ONE YEAR” FREQUENCY OPTION FOR A STOCKHOLDER ADVISORY VOTE ON EXECUTIVE COMPENSATION.

EXECUTIVE OFFICERS AND CERTAIN SIGNIFICANT EMPLOYEES

The following biographical information regarding our executive officers and certain significant employees is as of April 21, 2017:

Jeffrey W. Edwards Age 53 President, Chief Executive Officer and Chairman

Mr. Edwards is our President, Chief Executive Officer and Chairman and has held these positions since 2011, 2004 and 1999, respectively. Mr. Edwards’ position allows him to advise the Board on management’s perspective over a full range of issues affecting the Company. Prior to joining us, he acted as an officer and strategist for several companies that he and his family started, acquired or invested in over more than 40 years across a variety of industries, including multi-family and student housing development and management, industrial tool distribution, wholesale building supply, homebuilding, land and real estate development and real estate brokerage. Since 1988, Mr. Edwards has been involved in the launch of many business ventures as well as commercial real estate developments in central Ohio and elsewhere. He holds a B.S. in Marketing from Miami University.

Michael T. Miller Age 52 Executive Vice President, Chief Financial Officer and Director

Mr. Miller has served as our most senior financial officer since he joined us in 2000 as our Executive Vice President – Finance. He has been our Chief Financial Officer since July 2013 and has served as a director since March 2004. Prior to joining the Company, Mr. Miller held the position of Senior Vice President/Managing Director responsible for Corporate Investment Banking at Huntington Capital Corp., a subsidiary of Huntington Bancshares, Inc., a regional bank holding company. Before joining Huntington in 1991, Mr. Miller held various positions with Deutsche Bank and CIBC in New York. Mr. Miller began his career at First Union National Bank in Charlotte, North Carolina. He holds a B.A. from Wake Forest University. Mr. Miller serves on the board of BMC Stock Holdings, Inc. and is a member of its audit committee.

Jay P. Elliott Age 55 Chief Operating Officer

Mr. Elliott has been our Chief Operating Officer since August 2013. Since joining the Company in April 2002 as Regional Operations and Business Integrations Manager, he has led our acquisition integration process and has overseen various corporate functions. Prior to joining us, Mr. Elliott worked with E&Y Corporate Finance, LLC in restructuring advisory services. Mr. Elliott’s experience includes ten years with Owens Corning in several roles including new business development, market management and corporate strategic planning. Mr. Elliott spent three years with IBM and began his career with Westinghouse Electric Corp. He earned an M.B.A. from Cornell University Johnson Graduate School of Management, a B.E. from Dartmouth College Thayer School of Engineering, and an A.B. from Colgate University.

Todd R. Fry Age 51	Mr. Fry has been our Chief Accounting Officer since April 2014 and our Treasurer since March 2015. He was Chief Financial Officer of Champion Industries, Inc., a commercial printer, business form manufacturer and supplier of office products and office furniture, from 1999 to 2014, where his responsibilities included SEC reporting, Sarbanes-Oxley

Chief Accounting Officer

compliance, mergers & acquisitions, corporate governance, risk management and debt negotiation. From 1997 to 1999, Mr. Fry served as Chief Financial Officer of Broughton Foods Company, where he led both the initial public offering and subsequent sale of the company. Mr. Fry served as a manager at Coopers & Lybrand L.L.P. from 1991 to 1997. Mr. Fry holds a B.S. from The Ohio State University. Mr. Fry has served as a director of Summit State Bank since 2000 and as a director of the State of West Virginia’s venture capital fund since 2010.

Jason R. Niswonger Age 44 Senior Vice President, Finance and Investor Relations

Mr. Niswonger has been our Senior Vice President, Finance and Investor Relations since 2015 and served as our Director of Investor Relations from 2014 until 2015. Prior to joining the Company, he served from 2011 to 2013 as the Director, Financial Reporting for Edwards Industries, a national property development and management company. From 2006 to 2011, Mr. Niswonger held multiple positions including the Director, Finance for the Seating Systems Division of Commercial Vehicle Group, Inc., a supplier of integrated system solutions for the global commercial vehicle market. From 2004 to 2006, he was the Director, Financial Reporting for Installed Building Products, LLC. Prior to joining Installed Building Products, LLC, Mr. Niswonger served as the Director of Global Accounting and Financial Reporting at Sterling Commerce, Inc., a global provider of EDI services, B2B integration software solutions and consulting, where he worked from 2000 to 2004. Prior to joining Sterling, he held positions in financial reporting at Express, a division of The Limited, and Exel Logistics. Mr. Niswonger earned an M.B.A. from Otterbein College and a B.A. from Ohio University.

Certain Significant Employees

W. Jeffrey Hire Age 65 President of External Affairs

Mr. Hire joined the Company in 2008 and was named President of External Affairs in December 2013. His responsibilities include working with our largest customers, our major suppliers and industry associations. Prior to joining us, from 1978 to 2008, Mr. Hire held numerous management positions at Owens Corning. From 2006 to 2008, he served as Director of Products and Programs for the Insulating Systems Business, developing product innovations and value-added customer programs. For eleven years prior to that, Mr. Hire was General Manager of the Insulation Contractor Segment of the Residential Insulation Division. He earned a B.S. in Philosophy from University of Mount Union in Alliance, Ohio and an M.B.A. specializing in General Management from The University of St. Thomas Opus College of Business in St. Paul, Minnesota. He serves on the Board of the Insulation Contractors Association of America, most recently as the organization’s past President, and has served as a Committee Chairman for the North American Insulation Manufacturers Association. Mr. Hire received the Insulation Contractors Association of America’s “Key Man” award for his leadership and dedication to the industry.

William W. Jenkins Age 60 Senior Vice President, Purchasing and Supply Chain	Mr. Jenkins has been our Senior Vice President, Purchasing and Supply Chain since March 2015 and served as our Director of Internal Audit from September 2013 until March 2015. From 2011 to 2013, he served as a Regional President and served as our President from 1998 to 2011. Prior to joining the Company, Mr. Jenkins held senior management positions with Midwest Wholesale Building Materials, a building products wholesaler and BuyOhio Realtors. Mr. Jenkins began his career with Ernst & Young LLP, where he progressed to become a Senior Manager, specializing in audits of publicly held and privately held insurance, wholesale distribution and fast-food companies. He graduated from The Ohio State University with a B.S. and became a licensed CPA in the State of Ohio. Mr. Jenkins is currently a member of the American Institute of Certified Public Accountants.

R. Scott Jenkins Age 61 Regional President

Mr. Jenkins has been a Regional President since October 2006 when we acquired OJ Insulation, Inc., which he co-founded in 1984. During his 22-year tenure at OJ Insulation as owner and chief executive officer, Mr. Jenkins was responsible for numerous strategic acquisitions and significant company growth. Since joining us, Mr. Jenkins has been responsible for the management of operations in certain states, including Minnesota, Idaho, Washington and California. He received a B.A. in Social Science from the University of California at Irvine and has been an active member of Vistage International CEO Organization since 2004.

Shelley A. McBride Age 60 General Counsel and Secretary

Ms. McBride joined the Company in 2005 as General Counsel and Secretary. Prior to joining the Company, she worked as an attorney at the law firm of Calfee, Halter & Griswold, representing corporate and institutional clients in the areas of mergers and acquisitions, secured credit transactions, subordinated debt financings, common and preferred equity investments, organizational restructuring and general corporate matters. Before joining Calfee, Halter & Griswold in 2001, Ms. McBride served as legal counsel for Nationwide Mutual Insurance Company in the Nationwide Enterprise Office of Investments and also served as legal counsel for various investment funds at Banc One Capital. Her experience also includes representing corporate and institutional clients at the law firms of Squire Patton Boggs and Kegler, Brown, Hill & Ritter. From 1983 to 1989, Ms. McBride served as a law clerk to the Honorable John D. Holschuh and the Honorable Mark R. Abel in the United States District Court for the Southern District of Ohio. Ms. McBride earned a J.D. and a B.A. from The Ohio State University.

Matthew J. Momper Age 56 Regional President

Mr. Momper has been a Regional President since 2008. Prior to joining the Company, he served as President of Momper Insulation Inc., a family business, which he joined in 1984. Mr. Momper was responsible for significant growth of Momper Insulation Inc., and the strategic decision to join that company with us in 1998. Since joining us, Mr. Momper has been responsible for the management of operations in certain states, including Wisconsin, Indiana, Ohio and Illinois. He received a B.S. from Ball State University and an M.B.A. from Drake University. Mr. Momper currently serves on the Board of Trustees for Ball State University and the Board for the Allen County Building Department.

Warren W. Pearce Age 58 Regional President

Mr. Pearce has been a Regional President since 2011. From 2004 to 2011, he was Vice President of Operations for Masco Corporation, a manufacturer of home products, distributor of building products and installer of building products, where he held various other positions beginning in 1984. Mr. Pearce began his career at Carroll Insulation and later served as branch manager at American Aluminum Insulation. Since joining the Company, Mr. Pearce has been responsible for the management of operations in certain states, including Ohio, North Carolina, Virginia and Maryland. He received from Kent Votech his Electrical Apprenticeship certification.

Henry T. Schmueckle Age 52	Mr. Schmueckle has been President of the Alpha companies, installers of commercial waterproofing, insulation, fireproofing, and fire stopping, since 2012. Mr. Schmueckle joined the Alpha companies in 1988 and served as the General Manager of the San Antonio branch from 1989 to 1992, as Vice President from 1992 to 2012 and as President

President, the Alpha Companies

from 2012 to the present. During his 29 years with the Alpha companies, Mr. Schmueckle has been responsible for various strategic and growth initiatives. He is currently responsible for estimating, development of new programs and the day-to-day operational needs of Alpha. Mr. Schmueckle holds specialty trade contractor licenses in Louisiana, Arkansas, Tennessee, Alabama and Mississippi. He received an Associates’ Degree from Texas State Technical College in Applied Science Specializing in Building Construction Technology.

Vikas Verma Age 64 Chief Executive Officer, the Alpha Companies

Mr. Verma has served as the Chief Executive Officer of the Alpha companies, installers of commercial waterproofing, insulation, fireproofing and fire stopping, since 2012. He is responsible for business and market development, marketing, finance, insurance and bonding needs of the Alpha companies. Mr. Verma founded Alpha Insulation & Water Proofing, Inc. in 1982 and served as its President from 1982 to 2012 and as its Chief Executive Officer from 2012 to the present. Mr. Verma was the President of Alamo Insulation Co., a residential insulation company with offices in San Antonio and Corpus Christi, Texas from 1977 to 1982. Mr. Verma is a member of the boards of directors of the National Association of Minority Contractors and Boys and Girls Club of Atlanta, and has served on advisory boards for Bank of North Georgia, Owens Corning & Johns Manville. He holds a B.A. in Engineering and an Associate’s Degree in International Marketing and Marketing Management from University of Bombay. He also held the position of President for Georgia Walls & Ceilings Association and is a graduate of Leadership Atlanta.

Brad A. Wheeler Age 42 Regional President

Mr. Wheeler has been a Regional President since January 2015. He joined the Company in 2010 as Regional Manager and was responsible for the management of operations in several states. Prior to joining us, Mr. Wheeler was a District and Branch Manager for Masco Contractor Services, an installer of building products, from 2001 to 2010. From 1996 to 2001, he held various positions at Cary Corporation, which was purchased by Masco Contractor Services. Since joining the Company, Mr. Wheeler has been responsible for the management of operations in certain states, including Colorado, Texas, Florida and Georgia. He attended Radford University and has been an active member of Vistage International CEO Organization since 2011.

Randall S. Williamson Age 55 Regional President

Mr. Williamson has been a Regional President since 2001. He began his career in 1981 at Monroe Insulation and Gutter Company Incorporated, or Monroe, where he progressed to become Vice President in 1992. In 1996, Mr. Williamson purchased Monroe and merged it with other companies to form American Building Systems, Inc., where he served as President until 2001. American Building Systems, Inc. merged with us in 2001. Since joining us, Mr. Williamson has been responsible for the management of operations in certain states, including Massachusetts, New Jersey, New York and Michigan. He attended Colorado State University and serves on the board of governors for U.S. Grown Foods.

EXECUTIVE COMPENSATION

Compensation Committee Report

The Compensation Committee has reviewed the Compensation Discussion and Analysis (“CD&A”) included in this Proxy Statement and has discussed the CD&A with members of the management team involved in the compensation process. Based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the CD&A be included in this Proxy Statement and incorporated in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016.

Compensation Committee

Janet E. Jackson (Chair)

Robert H. Schottenstein

Michael H. Thomas

Compensation Discussion & Analysis

In this CD&A, we describe the objectives and philosophy underlying our executive compensation program, provide an overview of our executive compensation process, enumerate the elements of our executive compensation program and discuss the decisions the Compensation Committee made on executive compensation in 2016 and the factors relevant to those decisions. We also note significant changes to our executive compensation program that will be effective in 2017.

Our named executive officers for the year ended December 31, 2016 are:

Name	Position
Jeffrey W. Edwards	President, Chief Executive Officer and Chairman

Michael T. Miller	Executive Vice President and Chief Financial Officer

Jay P. Elliott	Chief Operating Officer

Executive Summary

Our Company reported record results for 2016. Total revenues increased to a record $863 million, driven by single family sales growth of 28.2% and exceptionally strong multi-family growth of 54.1%. Net income for 2016 increased to $38.4 million from $26.5 million in 2015. Adjusted EBITDA(1), the financial performance metric used in our annual performance-based cash incentive program, increased 47.3% over 2015 to $104.8 million. Additionally, we completed acquisitions resulting in nearly $100 million in acquired revenues. We believe the compensation paid to our named executive officers for 2016 appropriately aligned pay with our corporate performance. See “Executive Compensation Tables” for details.

(1)	“Adjusted EBITDA” measures performance by adjusting EBITDA for certain income or expense items that are not considered part of our core operations. To calculate EBITDA for fiscal 2016, the Company started with net income (which appears on the income statement) and added back interest expense (which appears on the income statement), income tax provision (which appears on the income statement), amortization (which is non-cash amortization resulting from business combinations and appears on the income statement), and depreciation and amortization of property and equipment (which appears on the cash flow statement). Next, to calculate Adjusted EBITDA, the Company started with EBITDA and added back acquisition related expenses (which was $2,320,000 for fiscal 2016) and share based compensation expense (which appears on the cash flow statement).

●	In 2016, the Compensation Committee increased the base salaries of Messrs. Edwards, Miller and Elliott by $60,000, $30,000 and $35,000, to $660,000, $330,000 and $385,000, respectively, taking into account the Company’s performance, the executives’ commitment to Company growth and the review of certain benchmarking data described in this Proxy Statement.

●	The Compensation Committee continued our 2015 performance-based annual cash incentive bonus program for our NEOs in 2016, which provided them with an opportunity to earn an annual cash incentive bonus based on the Company’s achievement of a pre-determined target Adjusted EBITDA. The Adjusted EBITDA performance target for 2016 was $109 million, which the Compensation Committee adjusted in the first quarter of 2017 to $115 million to account for acquisitions during 2016. In February 2017, the Compensation Committee met to certify the achievement of the Adjusted EBITDA performance target and to determine the amounts to be paid out to the NEOs, if any. The Compensation Committee certified that the Company achieved Adjusted EBITDA in 2016 equal to 91.2%. Following informal general discussions regarding the rebalancing of stock-based and cash-based incentive compensation components, and considering performance below target and Messrs. Edwards’ and Miller’s recommendations, the Compensation Committee determined not to pay Messrs. Edwards and Miller any annual cash incentive award amounts with respect to 2016 and approved a reduced annual cash incentive award payout of $90,000 to Mr. Elliot (as compared to his target of $270,000).

●	The Compensation Committee awarded to Messrs. Edwards, Miller and Elliott time-based restricted stock with a fair value on the date of grant of $958,006, $393,908 and $323,554, respectively, that vests ratably over three years, generally subject to the NEO’s continued employment through each applicable vesting date. The award to each named executive officer was based on a subjective assessment by the Compensation Committee of the appropriate mix of short- and long-term awards, internal equity factors and the Company’s financial results.

The Compensation Committee believes that we provide an appropriate mix of cash and equity compensation, annual and long-term incentives and fixed and variable pay for our executives. Our annual cash bonus plan is performance-based, with payouts subject to minimum thresholds based on pre-established performance targets. A significant portion of executive compensation is in the form of equity-based awards. Our executive officers participate in the same benefit and retirement plans as other salaried employees. We provide limited perquisites to our executive officers.

Our compensation practices are intended to align the interests of our NEOs with the interests of our stockholders:

What We Do	What We Don’t Do
Link Pay to Performance – Annual incentive compensation is based on pre-established financial performance metrics	Tax Gross-Ups – Provide for tax gross-ups for executives
Balanced Compensation Mix – NEOs are paid a mix of salary, annual performance-based cash bonuses and restricted stock awards	Pension Plans – Provide pension plans to our executives that are unavailable to other employees
Equity Awards – Awards of restricted stock directly align the interests of our NEOs with those of our stockholders	Hedging – Permit hedging of downside risk of our common stock
Limited Perquisites – We provide minimal perquisites to our NEOs that are not available to other salaried employees	Short Sales – Permit short sales of our common stock
Competitive Pay – An independent consultant engaged by the Compensation Committee provides market data to assess compensation competitiveness	Option Repricing – Reprice underwater stock options without the approval of our stockholders
Recoupment Policy – Our clawback policy allows recovery of excess incentive compensation paid to NEOs in the event of a restatement of our financial statements	Vesting – Provide for automatic accelerated vesting of incentive awards upon a change in control (no “single-trigger” vesting)
Stock Ownership – Executives are expected to own a multiple of base salary in our common stock	Pledging – Allow executive officers and directors to pledge their holdings of our common stock without the prior approval of the Board

Consideration of Advisory Stockholder Vote on Executive Compensation

From the date of our initial public offering in February 2014 to December 31, 2016, we were an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, and were not subject to SEC rules relating to stockholder advisory say-on-pay votes. Stockholder feedback on executive compensation at this Annual Meeting and future say-on-pay votes will assist the Compensation Committee in evaluating alignment of our executive compensation program with the viewpoints of our stockholders going forward. At our Annual Meeting, we will also conduct our initial vote on the frequency of future say-on-pay votes, the results of which will guide our Board of Directors in setting future stockholder votes.

Executive Compensation Objectives and Philosophy

Our executive compensation program is designed to provide a competitive and internally equitable compensation package that rewards performance and reflects the strategic value of the individual’s position while ensuring long-term retention and motivation.

Our objectives are to:

●	attract and retain exceptional executives who contribute to Company growth and long-term stockholder value;
●	reward executives whose knowledge, skills and performance are critical to our business; and
●	motivate our executives to perform at the highest level, achieve our financial and strategic goals and reinforce our commitment to high-quality service, which is the pillar of our local operations and maintains our long-lasting relationships with our customers and suppliers.

Our compensation philosophy is based on the following principles:

Pay-for-Performance. We reward our executives by aligning a significant portion of their compensation with the financial performance of the Company. Annual performance-based incentives are measured by pre-established financial metrics and compensation varies based on the extent to which objectives are met. If the objectives are not met, then no compensation is payable; conversely, if the objectives are exceeded, executives have an opportunity to earn above target compensation.

Competitive Pay. Our compensation program is designed to retain our executives through the use of elements that are competitive with the programs and compensation levels of other companies in our industry.

Internal Pay Equity.  We believe that internal pay equity is an important factor in ensuring fairness and encouraging a collaborative effort among our executive team. The Compensation Committee reviews compensation levels to ensure that appropriate internal pay equity exists, including review of each named executive officer’s pay components and levels relative to other NEOs, considering experience, leadership role, seniority and level of responsibility.

Aligned with Stockholders. We provide a significant portion of our executives’ compensation in the form of restricted stock awards. The value of an executive’s award fluctuates with the price of our common stock, which aligns the long-term interests of our executives and stockholders. We also have stock ownership guidelines for each of our named executive officers.

Our Compensation Committee considers the overall mix of cash and equity compensation, annual and long-term incentives, and fixed and variable pay for our named executive officers in determining our executive compensation. The Compensation Committee does not, however, follow any pre-established policies, guidelines or formulas for allocating compensation mix. Instead, the Compensation Committee annually subjectively determines what it believes is the appropriate mix of compensation to retain flexibility in determining the appropriate mix of compensation, and will reconsider compensation allocation annually.

Executive Compensation Process

Role of the Compensation Committee. Our Compensation Committee, comprised entirely of independent directors, is responsible for the oversight, establishment, implementation and administration of our executive compensation program. The Compensation Committee sets compensation consistent with our compensation objectives and philosophy and competitive with our peers. The Compensation Committee, in consultation with our Chief Executive Officer and Chief Financial Officer, annually reviews and establishes the compensation program for our named executive officers, including setting the performance metrics and compensation targets for our performance-based incentive plans. In making compensation decisions, the Compensation Committee considers, among other things, the experience, leadership, responsibility and performance of the executive team, retention, internal equity considerations and external competitiveness. While the Compensation Committee consults with management and its independent compensation consultant in making its decisions, final authority for the establishment of our annual executive compensation program and performance objectives rests solely with the Compensation Committee. For more information regarding the Compensation Committee, see “Corporate Governance—Compensation Committee.”

Role of Executives. Our Chief Executive Officer and Chief Financial Officer annually evaluate the performance of our named executive officers (other than themselves) based on each individual’s performance, length of service, experience, level of responsibility and achievement of Company goals, and they propose to the Compensation Committee the performance metrics to be used to determine payouts under our performance-based incentive program.

Role of Compensation Consultants. In 2016, our Compensation Committee engaged Mercer to perform a comprehensive review of our executive compensation program and to conduct market compensation comparisons for our executive officers to assist the Compensation Committee in designing our 2016 executive compensation program. Mercer reported directly to the Compensation Committee. Mercer provided a review of the executive and non-employee director compensation practices of companies in our peer group, including an analysis of base salary and annual and long-term incentives. Mercer also made general observations about the Company’s executive compensation program, including overall competitiveness to market. The Compensation Committee met with Mercer, reviewed its reports and considered its advice in connection with structuring our 2016 compensation program. The Compensation Committee has assessed the independence of Mercer in accordance with the factors established by the NYSE and has concluded that no conflict of interests exists that would prevent Mercer from independently advising the Compensation Committee.

Benchmarking

Mercer, in consultation with our management and Compensation Committee, compiled a report in 2016 of compensation data for executive officers and non-employee directors at comparable companies. The data included base salary, annual cash incentive compensation, long-term incentive awards, performance metrics utilized, incentive plan designs, long-term incentive mix and equity plan designs. Mercer compiled this data from the proxy disclosures of our peer group as well as from published surveys.

Using the data provided by Mercer, the Compensation Committee reviewed executive compensation data for executives with comparable positions at peer companies to gauge the reasonableness and competitiveness of our executive compensation program. Comparison to our peer group is one of several factors considered by the Compensation Committee in the compensation process but is not determinative. Individual compensation is based on numerous factors, including performance, length of service, experience, level of responsibility, competitive compensation data and performance of the Company. While the Compensation Committee does not establish executive pay based solely on peer group data, it believes that our pay levels and practices should be within a range of competitiveness with our peer group. In 2016, the Compensation Committee viewed median total compensation as a reference point against which to evaluate our executive compensation program.

Selection of a peer group is challenging for our Company due to the lack of publicly-traded companies with whom we directly compete, and we expect it will continue to be an evolving process as the market changes. In determining our peer group, Mercer recommended that the Compensation Committee take into account a number of factors for each potential peer company, including size (revenues, market capitalization, net income and number of employees), and nature of the business (industry and similar customer base). The Compensation Committee believes our selected peer group provides a sufficient sample size from which to draw conclusions and reflects a representative market for executive talent that our business faces.

The Compensation Committee selected the following companies as the peer group against which our 2016 executive compensation program was compared for competitiveness:

American Woodward Corp.	Hovnanian Enterprises
Beazer Homes USA	PGT Inc.
Builders FirstSouce	M/I Homes
Gibraltar Industries, Inc.	Taylor Morrison Home
Headwaters, Inc.	Trex Company, Inc.

Risk Management and Assessment

Our management team assesses and discusses with the Compensation Committee our compensation practices as they relate to corporate risk management. The Compensation Committee believes that any risks arising from our compensation programs are minimal and are not reasonably likely to have a material adverse effect on us. Any potential risk is mitigated through the use of benchmarking, incentive award opportunities tied to pre-established performance metrics, restricted stock awards that time-vest, stock ownership guidelines for executives, an anti-hedging policy, restrictions on pledging, an insider trading policy, a clawback policy and oversight by independent directors. Additionally, our compensation program is designed to provide a mix of both fixed and variable incentive compensation. We believe this design mitigates any incentive for short-term risk-taking that could be detrimental to the Company’s long-term best interests.

Elements of our Compensation Program

Components of Compensation. Our executive compensation program is designed to be simple, competitive and link pay to performance. There are three components to our 2016 executive compensation program:

●	Base salary
●	Annual performance-based cash incentives
●	Long-term equity incentives

Executive compensation includes both fixed components (base salary and benefits) and variable components (short-and long-term incentive awards). Variable components are tied to our financial performance and/or stock performance. The Compensation Committee annually considers the mix of compensation and may make adjustments to this approach after giving consideration to evolving circumstances, the individuals involved and their responsibilities and performance. The Compensation Committee believes this mix of components is appropriate for our NEOs because it incentivizes them to focus on both short- and long-term success and aligns their interests with those of our stockholders. The Compensation Committee also believes that this mix is consistent with companies in our industry peer group. The Compensation Committee strives to achieve an appropriate balance among the elements of our compensation program to meet our objectives and philosophy, but the Compensation Committee does not apply any set formula in allocating executive compensation. We provide very few special benefits to our executive officers that are not generally available to our salaried employees. We offer no perquisites to our executive officers other than auto allowances (including insurance) and cell phones. We provide no pension plans or other retirement benefits to our executive officers other than our 401(k) plan.

Base Salary

We provide base salaries to our NEOs to compensate them for their service to the Company during the year. Base salary is intended to provide a fundamental level of compensation so that the NEOs do not feel pressured to take unnecessary or excessive risks or overly focus on the price of our common stock. In setting the base salaries of our named executive officers, the Compensation Committee considers, among other factors, the scope of the executive’s responsibilities, experience, individual performance, labor market conditions, competitive market salary levels and overall mix of compensation elements. The Compensation Committee reviews base salaries no less than annually and takes into consideration market data provided by its independent compensation consultant, internal pay equity among executives and overall mix of compensation elements. Our Chief Executive Officer’s employment agreement provides for a minimum annual base salary of $600,000. See “Employment Agreement with Jeffrey W. Edwards” below for more information. The table below sets forth the base salaries for each of our NEOs as of December 31, 2016:

Name	2016 Base Salary ($)
Jeffrey W. Edwards	660,000

Michael T. Miller	330,000

Jay P. Elliott	385,000

For 2016, the Compensation Committee increased the salaries of Messrs. Edwards, Miller and Elliott by $60,000, $30,000 and $35,000, respectively, as compared to 2015. In making these increases, the Compensation Committee considered the Company’s continuing growth and strong financial performance, the commitment to excellence shown by our executives and the competitive pay data described above.

Annual Performance-Based Cash Incentives

We provide our NEOs with annual performance-based cash incentive opportunities, which are designed to reward achievement of short-term performance goals measured over the current fiscal year. Incentive award opportunities are tied to the achievement of pre-determined financial performance targets that are directly related to our financial and strategic goals for the year. The Compensation Committee, after considering the recommendations of management, sets annual financial performance measures based on one or more criteria under our 2014 Omnibus Incentive Plan, establishes threshold and target performance goals with respect to those measures and establishes for each NEO a target bonus amount expressed as a fixed dollar amount. Actual compensation for a named executive officer may be above or below target based on the degree to which Company objectives are achieved. The executive generally must remain employed through the end of the performance period to be eligible for any cash bonus. Similarly, termination of employment for any reason prior to the actual payment date generally results in forfeiture of the bonus unless the Compensation Committee determines otherwise, in its sole discretion. The annual incentive bonus is subject to our recoupment policy and to clawback in the case of an executive’s “detrimental activity,” as defined in the 2014 Omnibus Incentive Plan.

The Compensation Committee uses Adjusted EBITDA as our financial performance metric because it believes that it provides an effective incentive to maximize an important short-term goal of improving operating profitability and aligns management awards with the short-term financial interests of our stockholders. The Compensation Committee believes Adjusted EBITDA is a useful measure of operating performance as it measures change in pricing decisions, cost controls and other factors that impact operating performance and removes the effect of our capital structure (primarily interest expense), asset base (primarily depreciation and amortization), items outside our control (primarily income taxes) and volatility related to the timing and extent of other activities such as asset impairments and non-core income and expenses. The target set by the Compensation Committee is based on our annual and long-term business plan established at the beginning of each fiscal year. The business plan is based upon certain assumptions and estimates of the housing and commercial markets, company growth objectives and overall economic conditions. The performance target is periodically adjusted throughout the year to account for completed acquisitions. The Compensation Committee expects to continue to re-assess the performance metrics and goal setting processes annually.

In consultation with management, in the first quarter of 2016, the Compensation Committee established a target Adjusted EBITDA for 2016 of $109 million, subject to adjustment throughout the year for the effect of acquisitions (and fully adjusted for acquisitions to $115 million in the first quarter of 2017), and set a threshold performance level of $87.2 million, or 80% of the target Adjusted EBITDA. The Committee also established target cash incentives of $530,000, $200,000 and $270,000 for Messrs. Edwards, Miller and Elliott, respectively. The target cash amounts were larger than in 2015, given the Company’s continuing growth and higher Adjusted EBITDA goal. The percentage of the Adjusted EBITDA target achieved, multiplied by the target bonus dollar amount for each named executive officer, would determine payout. If the threshold Adjusted EBITDA goal (80% of target) was not achieved, no payout would be made. No maximum amount was established, however, even if the target level of performance was achieved or partially achieved, the Compensation Committee retained the discretion to adjust the amount of the award.

Our actual Adjusted EBITDA for 2016 was $104.8 million, as adjusted for 2016 acquisitions, which was 91.2% of the target goal set by the Compensation Committee. Following informal general discussions regarding the rebalancing of stock-based and cash-based incentive compensation components, and considering performance below target and Messrs. Edwards’ and Miller’s recommendations, the Compensation Committee decided not to pay Messrs. Edwards and Miller any annual cash incentive award amounts with respect to 2016 and approved a reduced annual cash incentive award payout of $90,000 for Mr. Elliott.

The following table shows each NEO’s target annual incentive and his actual annual incentive payout in absolute terms and as a percentage of 2016 base salary:

Name	Target Annual Incentive as a Percentage of Salary	Target Annual Incentive ($)	Actual Payout as a Percentage of Salary	Actual Annual Incentive Payout or Fair Value ($)
Jeffrey W. Edwards	80.0%	530,000	-	-

Michael T. Miller	60.0%	200,000	-	-

Jay P. Elliott	70.0%	270,000	23.4%	90,000

The performance-based annual incentive awards paid to our NEOs for 2016 are included in the “Non-Equity Incentive Plan Compensation” column of the “Summary Compensation Table” below.

Long-Term Equity Incentives

A substantial component of our executive compensation program consists of rewards for long-term growth and success of the Company and enhancement of stockholder value through the use of time-based equity incentive awards. The Compensation Committee believes that long-term incentive compensation is an effective way to retain a strong executive team and provide them with incentives to focus on the Company’s long-term success, aligning their interests with the long-term interests of our stockholders.

Our 2014 Omnibus Incentive Plan provides for grants of stock options, stock appreciation rights, restricted stock, restricted stock units, other stock-based awards, other cash-based compensation and performance awards. This range of available awards provides the Compensation Committee the flexibility to grant appropriate types of awards under different circumstances, depending on our needs and objectives over time.

Since 2015, the Compensation Committee has granted equity-based awards in the form of time-based restricted stock, which vests ratably over three years, generally subject to the NEO’s continued employment on each applicable vesting date. The Compensation Committee believes that the three-year vesting period serves as a valuable retention incentive for our NEOs, whose skills and experience are sought after within the industry. The Compensation Committee also believes that granting restricted stock awards aligns the executive officers’ interests directly with those of stockholders, as the executive officers will realize greater or lesser value based on our stock price during the vesting period, which will parallel that of our stockholders over the same time period. The Compensation Committee further believes the restricted stock awards focus our NEOs on our long-term performance and mitigate excessive risk-taking in the short-term.

In April 2016, the Compensation Committee awarded our executive officers shares of restricted stock. The value of the awards was a subjective determination by the Compensation Committee after taking into consideration all relevant factors, including the recommendations of our Chief Executive Officer and Chief Financial Officer, review of peer group data for a general understanding of competitive compensation practices, an assessment of the appropriate mix of short- and long-term awards, internal equity factors and the Company’s financial results. The restricted stock vests in three annual installments (on April 20, 2017, April 20, 2018 and April 20, 2019), subject to continued employment through each applicable vesting date, which means that each recipient generally must be employed continuously for three years from the grant date to receive the full benefit of these time-based awards. In the event of a change in control (as defined in the 2014 Omnibus Incentive Plan), the Compensation Committee may cause any unvested restricted stock to be continued or assumed, to have new rights substituted therefor, to entitle the NEO to receive the same distribution as other shares of common stock in the change in control transaction or to be cancelled in exchange for cash. The Compensation Committee may also determine to accelerate vesting in connection with a change in control. If a named executive officer engages in “detrimental activity,” as defined in the 2014 Omnibus Incentive Plan, prior to or during the one year period following vesting of any restricted stock, the Compensation Committee may direct that all unvested restricted stock be forfeited and that the executive pay to the Company the fair market value of vested restricted stock (valued as of the vesting date).

The following table shows the number of shares of restricted stock awarded to each NEO in 2016 and the fair market value of the restricted stock on the grant date (April 7, 2016):

Name	Number of shares of stock awarded (#)	Fair market value of shares of stock on grant date ($)
Jeffrey W. Edwards	35,508	958,006

Michael T. Miller	14,600	393,908

Jay P. Elliott	11,992	323,544

The chart below reflects the mix of our Chief Executive Officer’s compensation for 2016 and highlights the at-risk portion of his total compensation:

Executive Benefits and Perquisites

The Company offers no perquisites to our named executive officers that are not available to salaried employees generally other than auto allowances (including insurance) and cell phones. The perquisites and other benefits provided to our named executive officers are set forth in the “All Other Compensation” column of the “Summary Compensation Table” in this Proxy Statement. From time to time, our named executive officers may travel by chartered aircraft services to facilitate travel that is directly related to the performance of their duties.

Post-Termination Compensation

We do not have severance or change-in-control arrangements with our named executive officers, except for Mr. Edwards. In the case of an NEO’s termination of employment as a result of retirement, death or disability, the Compensation Committee may, in the exercise of its discretion, determine to accelerate vesting of restricted stock awards and to waive any limitations placed on performance-based cash awards (and our 2017 restricted stock awards, as described under “Executive Compensation Changes after December 31, 2016” below, will vest automatically in full in the event of an NEO’s termination of employment as a result of death). The Company has entered into an employment agreement with Mr. Edwards, the terms of which are more fully described below under the caption “Employment Agreement with Jeffrey W. Edwards.” Under the terms of his employment agreement, Mr. Edwards is entitled to certain severance benefits in the event his employment is terminated by the Company without “Cause” or by Mr. Edwards for “Good Reason,” as defined in the employment agreement. These benefits include salary continuation and payment of certain performance-based incentive awards. Details of the arrangement with Mr. Edwards are described under “Potential Payments Upon Termination or Change in Control” below. We have entered into non-compete agreements with Messrs. Edwards (as part of his employment agreement), Miller and Elliott.

Retirement / Post-Employment Benefits

The Company does not provide any retirement programs or benefits to its NEOs other than our 401(k) program, which is generally available to all employees.

Equity Grant Practices

The Compensation Committee’s historical practice has been to grant awards of restricted stock to our NEOs following our earnings release in the first quarter. We do not engage in the practice of timing grants with the release of non-public information. In 2016, we did not grant any stock options or other stock-based compensation, other than restricted stock.

Tax Considerations

Section 162(m) of the Internal Revenue Code (“Section 162(m)”) generally limits the deductibility of compensation paid to a public company’s chief executive officer and the three other most highly compensated executive officers (excluding the chief financial officer) to $1 million during any fiscal year. This limitation generally does not apply to compensation that is “performance-based” and provided under a plan approved by the company’s stockholders.

The deduction limitations under Section 162(m) do not apply during a “reliance period” under the Treasury Regulations under Section 162(m) for companies that have recently become public companies. In our case, the reliance period ends on the first annual meeting of our stockholders for the election of directors occurring after the close of the third calendar year following the calendar year in which our initial public offering occurred. Under the reliance period exception, Section 162(m) will not apply to our compensation deductions until 2018.

The Compensation Committee believes that its primary responsibility is to provide a compensation program that attracts, retains and rewards the executives necessary for our success. The Compensation Committee considers deductibility to be only one factor in determining executive compensation, and will maintain the flexibility to award compensation that it determines to be consistent with the objectives of our executive compensation program, even if the awards are not fully tax deductible. No assurance can be given that all compensation paid to our NEOs will be deductible for federal income tax purposes under Section 162(m).

Tax Gross-Ups

We generally do not provide tax gross-ups, and none of our NEOs received a tax gross-up in 2016.

Stock Ownership Guidelines

The Compensation Committee has established stock ownership guidelines for our NEOs and other senior executives. Under these guidelines, our Chief Executive Officer is expected to beneficially own our common stock with a fair market value equal to five times his base salary. Our Chief Financial Officer and Chief Operating Officer are each expected to beneficially own our common stock with a fair market value equal to three times their base salaries. Our Chief Accounting Officer is expected to beneficially own our common stock with a fair market value equal to one times base salary. Beginning in 2017, our Senior Vice President, Finance and Investor Relations is expected to beneficially own our common stock with a fair market value equal to one times base salary. The executives have the later of five years from the date of our initial public offering in February 2014 or from the date they first become subject to the guidelines to meet this requirement. All of our named executive officers currently own shares in excess of the guidelines.

Executive Compensation Changes after December 31, 2016

The Compensation Committee has continued to structure our executive compensation program to provide compensation opportunities that are both competitive with our peer group and designed to ensure our ability to attract, retain and motivate the executives who are critical to our success.

Addition of Executive Officers. On February 24, 2017, the Nominating and Corporate Governance Committee and the Board of Directors determined that Todd R. Fry, our Chief Accounting Officer, and Jason R. Niswonger, our Senior Vice President, Finance and Investor Relations, are executive officers, based on the expansion of their overall responsibilities.

Changes to Peer Group. Based on its desire to include more building products companies among our peer group and additional building products companies becoming publicly-traded, the Compensation Committee selected the following companies for our 2017 peer group: Builders FirstSource, Inc., Ply Gem Holdings, Inc., TopBuild Corp.,

BMC Stock Holdings, Inc., Gibraltar Industries, Inc., American Woodmark Corporation, Headwaters Incorporated, Trex Company, Inc. and PTG, Inc.

Salary Adjustments. The Compensation Committee made no adjustments to the base salaries of our named executive officers for 2017.

Financial Wellness Program. We believe in the financial wellness of all of our employees, and we are making available to our employees a financial wellness program that includes a Company match of certain employees’ savings up to $1,000 over two years. Funding for this program will be provided by Mr. Edwards.

Performance-Based Compensation.  On February 23, 2017, the Compensation Committee adopted an annual performance-based cash incentive program for 2017 for our named executive officers having substantially the same terms as our 2016 annual performance-based cash incentive program. Under the 2017 program, our named executive officers are eligible to receive the target performance-based cash bonuses set forth in the table below based on our achievement of a target level of 2017 Adjusted EBITDA, as adjusted for acquisitions completed in 2017. No award will be payable if our Adjusted EBITDA is less than 80% of target. The Compensation Committee retained the discretion to adjust the amount of the awards.

Name	Target Bonus ($)
Jeffrey W. Edwards	625,000

Michael T. Miller	220,000

Jay P. Elliott	315,000

Awards of Restricted Stock in 2017. On April 19, 2017, the Compensation Committee awarded our executive officers shares of restricted stock. The value of the awards was a subjective determination by the Compensation Committee after taking into consideration all relevant factors, including the recommendations of our Chief Executive Officer and Chief Financial Officer, an assessment of the appropriate mix of short- and long-term awards (in particular, the Compensation Committee’s determination to shift cash-based incentive compensation to equity-based compensation, reflected in part by the lowered annual cash incentive payouts it had approved for the NEOs with respect to the 2016 performance period), internal equity factors and the Company’s financial results. The restricted stock awarded to Messrs. Edwards and Miller vest in three equal installments on each of April 20, 2018, 2019 and 2020. The restricted stock awarded to Mr. Elliott vests 5,606 shares on April 20, 2018 and the remaining 5,202 shares in two equal installments on each of April 20, 2019 and 2020. Vesting of the restricted stock awards is generally subject to each NEO’s continued employment on the applicable vesting date, except in the case of the NEO’s death, in which case all shares will vest automatically in full. The table below sets forth the number of shares of restricted stock awarded to each NEO and the fair market value of the restricted stock on the grant date:

Name	Number of shares of restricted stock awarded (#)	Fair market value of restricted shares of stock on grant date ($)
Jeffrey W. Edwards	32,266	1,677,832

Michael T. Miller	11,749	610,948

Jay P. Elliott	10,808	562,016

Awards of Restricted Stock after 2017. Beginning in fiscal year 2017, the Compensation Committee expects to make awards of restricted stock to our named executive officers both performance-based and time-based. On February 23, 2017, the Compensation Committee adopted an annual performance-based restricted stock bonus program for 2017 under the 2014 Omnibus Incentive Plan for our named executive officers. Each of our named executive officers is eligible to receive the target performance-based restricted stock set forth in the table below. The financial performance metrics will be the same as those for the 2017 performance-based cash incentive program described under “Performance-Based Compensation” above. If the Adjusted EBITDA threshold set by the Compensation Committee for our 2017 financial performance is met and an award of restricted stock is made based on the award formula, the restricted stock will vest in two equal installments on April 20, 2019 and April 20, 2020, generally subject to the NEO’s continued employment on the applicable vesting date. The restricted stock will vest automatically in full in the event that the NEO’s employment terminates as a result of death. The Compensation Committee has discretion to adjust any award.

Name	Restricted Stock Target (#)
Jeffrey W. Edwards	41,829

Michael T. Miller	15,853

Jay P. Elliott	15,853

Recoupment Policy. On April 19, 2017, the Compensation Committee recommended, and the Board of Directors adopted, an incentive compensation recoupment policy, or “clawback” policy, the purpose of which is to deter our executives from taking actions that could potentially harm the Company and our stockholders. The clawback policy applies to all incentive cash and equity compensation awards granted on or after the effective date of the policy to any current or former executive officer, including our named executive officers. Under the policy, if we are required to restate our financial statements due to material noncompliance with financial reporting requirements under the securities laws where the restatement was caused, or substantially caused, by the intentional misconduct of the executive officer, the amount, if any, of the incentive-based cash and equity compensation paid to the executive officer during the three-year period preceding the date on which we are required to prepare the restatement in excess of what would have been paid under the restatement is subject to recoupment.

In addition, if the Compensation Committee reasonably determines that an executive officer has engaged in grossly negligent or intentional misconduct that was a significant contributing factor to an accounting restatement, any significant increase in the value of such executive’s incentive compensation, or any substantial financial or reputational harm to the Company, the Compensation Committee may (i) recover any incentive-based cash and equity compensation awards or other compensation of any kind granted on or after the effective date of the policy and paid prior to the date of determination, (ii) cancel any compensation of any kind not paid or otherwise settled prior to the date of the determination, and (iii) withhold or eliminate any compensation of any kind that could be paid or awarded after the date of determination. The Compensation Committee may also dismiss the executive officer, authorize legal action against him or her for breach of fiduciary duty or other violation of law, and/or take such other action as the Compensation Committee may deem appropriate.

Executive Compensation Tables

Summary Compensation Table

The following table contains information regarding the compensation paid to or earned by each of our executive officers during the three most recently completed fiscal years:

Name and Principal Position	Year	Salary ($)		Bonus ($)	Stock Awards ($)(1)	Non Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
Jeffrey W. Edwards	2016	642,923	(4)	-	958,006	-	28,190	1,629,119
President, Chief Executive Officer and Chairman	2015 2014	600,000 600,000		- -	300,005 -	60,264 -	29,782 10,996	990,051 610,996

Michael T. Miller	2016	321,462	(5)	-	393,908	-	18,383	733,753
Executive Vice President and Chief Financial Officer	2015 2014	286,154 218,906		- -	125,009 -	22,599 -	16,734 17,843	450,496 236,749

Jay P. Elliott	2016	375,038	(6)	-	323,544	90,000	17,764	806,347
Chief Operating Officer	2015	336,154		-	150,002	94,700	17,899	598,755
	2014	234,210		100,000	-	-	17,750	351,960

(1)	Amounts in this column represent the aggregate grant date fair value of the awards computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation-Stock Compensation (FASB ASC Topic 718). The grant date fair value was determined by multiplying the number of shares of restricted stock granted to the NEO by the closing stock price of our common stock ($26.98) on the grant date (April 7, 2016). For additional information regarding the assumptions made in calculating these amounts, see Notes 2 and 8 to the consolidated financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016. See “Long-Term Equity Incentives” above and “Grants of Plan-Based Awards for 2016” and “Potential Payments Upon Termination or Change in Control” below for more information concerning the restricted stock awarded to the NEOs in 2016.

(2)	The amounts in this column represent the performance-based annual cash incentives earned by our NEOs in respect of our performance in the applicable fiscal year. See “Annual Performance-Based Cash Incentives” above for more information concerning our 2016 annual performance-based cash incentive program.

(3)	The following table describes each component of the “All Other Compensation” column for fiscal 2016:

Name	Company Car	Company Paid Car Insurance	Company Paid Parking	401(K) Match	Company Paid Mobile Phone	All Other Compensation ($)
Jeffrey W. Edwards	24,267	1,310	-	1,307	1,307	28,190

Michael T. Miller	7,175	1,310	1,331	4,284	4,284	18,383

Jay P. Elliott	8,191	1,310	1,331	3,466	3,466	17,764

(4)	From January 1, 2016 to March 31, 2016, Mr. Edwards’ annual base salary was $600,000. For the remainder of 2016, Mr. Edwards’ annual base salary was $660,000. See “Base Salary” above for additional information.

(5)	From January 1, 2016 to March 31, 2016, Mr. Miller’s annual base salary was $300,000. For the remainder of 2016, Mr. Miller’s annual base salary was $330,000. See “Base Salary” above for additional information.

(6)	From January 1, 2016 to March 31, 2016, Mr. Elliott’s annual base salary was $350,000. For the remainder of 2016, Mr. Elliott’s annual base salary was $385,000. See “Base Salary” above for additional information.

(7)	Represents a bonus paid to Mr. Elliott as part of certain discretionary bonus payments paid by the Company to certain employees in connection with the successful completion of our initial public offering.

Grants of Plan-Based Awards for 2016

The following table contains information regarding grants of plan-based incentive awards granted to each of our named executive officers for 2016 under the 2014 Omnibus Incentive Plan:

		Estimated Future Payments Under Non-Equity Incentive Plan Awards			All Other Stock Awards: Number of	Grant Date Fair Value of
Name	Grant Date	Threshold ($)(1)	Target ($)(1)	Maximum ($)(1)	Shares of Stock (#)(2)	Stock Awards ($)(3)

Jeffrey W. Edwards	–	424,000	530,000	-	–	–
	4/7/2016	–	–	-	35,508	$ 958,006

Michael T. Miller	–	160,000	200,000	-	–	–
	4/7/2016	–	–	-	14,600	$ 393,908

Jay P. Elliott	–	216,000	270,000	-	–	–
	4/7/2016	–	–	-	11,992	$ 323,544

(1)	The amounts shown reflect the threshold and target amounts that each named executive officer was eligible to receive for 2016 based on achievement of the Adjusted EBITDA performance goal established by the Compensation Committee. No maximum award was established. Actual payouts are reported in the “Summary Compensation Table” under the heading “Non-Equity Incentive Plan Compensation.” The material terms of the 2016 non-equity incentive awards are described above under “Annual Performance-Based Cash Incentives.”

(2)	Shares of restricted stock awarded April 7, 2016 that vest in three equal installments (rounded to the nearest whole share) on each of April 20, 2017, 2018 and 2019, generally subject to the NEO’s continued employment on the applicable vesting date.

(3)	The grant date fair value was determined by multiplying the closing price of the Company’s common stock on April 7, 2016 ($26.98) by the number of shares of restricted stock awarded. For additional information regarding the assumptions made in calculating these amounts, see Notes 2 and 8 to the consolidated financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016.

Outstanding Equity Awards Table

The following table contains information regarding outstanding equity awards held by each of our named executive officers as of December 31, 2016:

			Stock Awards
Name		Grant Date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested (#)(1)
Jeffrey W. Edwards	(2)	3/20/2015	9,178	380,887
	(3)	4/7/2016	35,508	1,473,582

Michael T. Miller	(2)	3/20/2015	3,824	158,696
	(3)	4/7/2016	14,600	605,900

Jay P. Elliott	(2)	3/20/2015	4,589	190,444
	(3)	4/7/2016	11,992	497,668

(1)	The market value of unvested restricted stock was determined by multiplying the closing price of the Company’s common stock on December 31, 2016 ($41.30) by the number of shares of unvested restricted stock.

(2)	Shares awarded March 20, 2015, which vest in two equal installments (rounded to the nearest whole share) on March 31, 2017 and 2018.

(3)	Shares awarded April 7, 2016, which vest in three equal installments (rounded to the nearest whole share) on April 20, 2017, 2018 and 2019.

Stock Vested as of December 31, 2016

The following table contains information regarding equity awards held by each of our named executive officers that vested during the fiscal year ended December 31, 2016:

	Stock Awards
Name	Number of shares acquired on vesting	Value realized on vesting(1)
Jeffrey W. Edwards	4,590	122,140

Michael T. Miller	1,913	50,905

Jay P. Elliott	2,295	61,070

(1)	The value realized on vesting was determined by multiplying the closing price of our common stock on the vesting date of March 31, 2016 ($26.61) by the number of shares acquired on vesting.

Pension Benefits

We do not provide any qualified or nonqualified defined pension benefit plans for our NEOs. The Compensation Committee may elect to adopt such plans in the future if it determines that doing so best serves our compensation philosophy and objectives.

Non-Qualified Deferred Compensation

We do not provide any deferred compensation programs or benefits for our named executive officers, but the Compensation Committee may elect to do so in the future.

Employment Agreement with Jeffrey W. Edwards

Prior to November 1, 2013, Mr. Edwards served as a consultant and non-employee officer to the Company. On November 1, 2013, we entered into an employment agreement with Mr. Edwards pursuant to which he agreed to continue to serve as our Chief Executive Officer and President for an initial employment term through November 1 2016, with automatic one-year renewals on the expiration date of the initial term and each anniversary thereafter, unless either party provides at least 90 days’ prior notice of non-renewal. The agreement provides Mr. Edwards with a minimum annual base salary of $600,000, subject to adjustment by the Compensation Committee, and an opportunity to participate in our annual incentive programs, as well as our employee benefit plans and programs in effect from time to time.

Mr. Edwards’ employment agreement was amended on November 1, 2016 to extend the initial employment term to November 1, 2019 and to provide that Mr. Edwards must give 90 days’ prior written notice of a voluntary termination of employment without “Good Reason” (as defined in the employment agreement).

During his employment, Mr. Edwards is required to devote the amount of his business time necessary to conduct our business and affairs, and to use his best efforts to perform faithfully his duties and responsibilities as our Chief Executive Officer and President. However, to the extent such activities do not create a conflict of interest or substantially interfere with the performance of Mr. Edwards’ duties and responsibilities to the Company, he may (i) manage his personal and family financial and legal affairs, (ii) participate in charitable, civic, educational, professional, community and industry affairs (including serving on boards or committees of such entities), (iii) serve on the boards of directors of the Salvation Army and the Columbus Museum of Art and (iv) continue to engage in non-competitive operational activities for a real estate development business in which he participated prior to entering into his employment agreement with us.

Mr. Edwards is entitled to receive certain severance benefits in the event of termination of his employment by us without “Cause” or if Mr. Edwards terminates his employment for “Good Reason,” in each case as defined in the employment agreement. See “Potential Payments Upon Termination or Change in Control” below for a summary of these severance benefits. In the event of Mr. Edwards’ termination for any reason, we are required to pay him for his accrued and unpaid vacation as of the date of termination.

While employed and for two years after termination of his employment, Mr. Edwards is subject to non-competition and customer and employee non-solicitation restrictions as well as confidentiality restrictions that last during his employment and thereafter.

Potential Payments Upon Termination or Change in Control

As described above in “Employment Agreement with Jeffrey W. Edwards,” we entered into an employment agreement with Mr. Edwards which provides certain benefits in the event of a termination of employment under certain circumstances. None of our other named executive officers are entitled to benefits upon a termination or a change in control, except that in the case of a termination as a result of retirement, death or disability, the Compensation Committee may, in the exercise of its discretion, determine to accelerate vesting of restricted stock awards and to waive any limitations placed on performance-based cash awards (and for restricted stock awarded beginning in 2017 and thereafter, in the case of a termination as the result of death, the restricted stock will vest automatically in full). Our 2014 Omnibus Incentive Plan does not provide for automatic acceleration of vesting of any incentive-based awards in the event of a change in control.

If we terminate Mr. Edwards without “Cause” or if Mr. Edwards terminates his employment with us for “Good Reason,” then subject to his compliance with certain restrictive covenants and upon his signing an effective release of claims, we are required to pay Mr. Edwards (i) base salary continuation payments for 18 months; (ii) any unpaid annual incentive bonus with respect to the performance year prior to the year in which the termination occurs, to the extent earned; and (iii) a pro-rated incentive bonus for the year of termination, based upon the Company’s actual performance. If such termination occurs within two years following a change in control (other than as a result of a sale of all of Mr. Edwards’ equity interests in the Company), then Mr. Edwards will be entitled to receive the severance benefits described in the foregoing sentence, but the base salary continuation payments will be made for 24 months instead of 18 months.

“Cause” generally means: (i) conviction of or a plea of guilty to a felony; (ii) willful commission of an act of fraud, dishonesty or other willful misconduct in the course of Mr. Edwards’ duties having a significant adverse effect on the Company; (iii) willful failure to perform prescribed duties after the Company has delivered a written demand for performance; or (iv) any material breach by Mr. Edwards of the employment agreement that remains uncured for 30 days.

“Good Reason” generally means any of the following events with respect to Mr. Edwards occurring without his consent: (i) a material diminution in base salary; (ii) a material diminution in duties, authorities or responsibilities; (iii) a relocation of a primary work location by more than 50 miles; or (iv) any material breach by the Company of the employment agreement.

The following table summarizes the value of the termination payments that Mr. Edwards would receive if he had terminated employment on December 31, 2016 under the circumstances shown. The amounts shown in the table exclude distributions under our 401(k) retirement plan and any additional benefits that are generally available to all of our salaried employees.

Name	Termination Without Cause or for Good Reason ($)	Termination Without Cause or for Good Reason in Connection with Change in Control ($)	Termination for Retirement, Death or Disability ($)(1)
Jeffrey W. Edwards	$990,000	$1,320,000	$-

(1)	Upon the exercise of discretion of the Compensation Committee.

STOCK OWNERSHIP INFORMATION

Stock Ownership Table

The following table lists information regarding the beneficial ownership of our common stock as of March 31, 2017 by:

●	each person whom we know to beneficially own more than 5% of our outstanding common stock;
●	each director and nominee for director;
●	each named executive officer; and
●	all directors and executive officers as a group.

Unless otherwise indicated, the address of each executive officer, director and director nominee is c/o Installed Building Products, Inc., 495 South High Street, Suite 50, Columbus, Ohio 43215.

The number of shares of common stock “beneficially owned” by each stockholder is determined under certain SEC rules and is not necessarily indicative of ownership for any other purpose. Under these rules, beneficial ownership includes any shares as to which the stockholder has sole or shared voting power or investment power and any shares as to which the stockholder has the right to acquire beneficial ownership within 60 days after March 31, 2017, including any shares that could be purchased by the exercise of options or warrants. Each stockholder’s percentage ownership is based on 31,765,959 shares of common stock outstanding as of March 31, 2017.

Unless otherwise indicated below, to our knowledge, all persons named in the table have sole voting and investment power with respect to their shares of our stock.

	Shares of Common Stock Beneficially Owned
Name of Beneficial Owner	Number	Percent
5% Stockholders:
PJAM IBP Holdings, Inc.(1)	4,227,819	13.3%
Installed Building Systems, Inc.(1)	3,540,882	11.1%
BlackRock, Inc.(2)	2,523,299	7.9%
Spruce House Investment Management LLC (3)	2,082,386	6.6%
Capital World Investors(4)	1,704,039	5.4%
TCI Holdings, LLC(5)	1,623,658	5.1%

Directors, Nominees for Director and Executive Officers:
Margot L. Carter(6)	7,573	*
Jeffrey W. Edwards(1)(7)	8,531,219	26.9%
Jay P. Elliott(8)	54,101	*
Lawrence A. Hilsheimer(6)	17,243	*
Janet E. Jackson(6)	7,573	*
Michael T. Miller(9)	193,816	*
J. Michael Nixon(5)	1,623,658	5.1%
Steven G. Raich(6)	7,573	*
Robert H. Schottenstein(6)	7,573	*
Michael H. Thomas(6)	11,573	*
Vikas Verma(10)	211,933	*

Directors and Executive Officers as a Group (12 persons)	10,469,221	32.9%

* Less than one percent

(1)	Information reported is based on a Schedule 13G/A as filed with the SEC on February 6, 2017, reporting beneficial ownership as of December 31, 2016, in which PJAM IBP Holdings, Inc. (“PJAM”) and IBP Holding Company, the sole shareholder of PJAM, reported shared voting and dispositive power over 4,227,819 shares of our common stock, Installed Building Systems, Inc. (“IBS”) reported shared voting and dispositive power over 3,540,882 shares of our common stock and Jeffrey W. Edwards reported (i) sole voting and dispositive power over 472,534 shares of our common stock, (ii) shared voting and dispositive power over 8,058,685 shares of our common stock directly held by PJAM and IBS, and (iii) sole voting and dispositive power over 289,984 shares of our common stock directly held by Park National Bank, as Trustee. Mr. Edwards disclaims any beneficial ownership of such shares in which he does not have a pecuniary interest. The address for PJAM, IBP Holding Company, IBS and Jeffrey W. Edwards is 495 South High Street, Suite 50, Columbus, OH 43215. Mr. Edwards has pledged approximately 8,071,959 of the shares of our common stock held by PJAM, IBS and Mr. Edwards to secure certain loans made by financial institutions to him and members of his family.

(2)	Information reported is based on a Schedule 13G/A as filed with the SEC on January 25, 2017, reporting beneficial ownership as of December 31, 2016, in which BlackRock, Inc. reported sole voting power over 2,488,377 shares of our common stock and sole dispositive power over 2,523,299 shares of our common stock. The address for BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.

(3)	Information reported is based on a Schedule 13G/A as filed with the SEC on February 14, 2017, reporting beneficial ownership as of December 31, 2016, in which Spruce House Investment Management LLC, Spruce House Capital LLC, The Spruce House Partnership LP, Zachary Sternberg and Benjamin Stein reported shared voting and dispositive power over 2,082,386 shares of our common stock. The address for Spruce House Investment Management LLC, Spruce House Capital LLC, The Spruce House Partnership LP, Zachary Sternberg and Benjamin Stein is 435 Hudson Street, 8th Floor, New York, NY 10014.

(4)	Information reported is based on a Schedule 13G/A as filed with the SEC on February 14, 2017, reporting beneficial ownership as of December 31, 2016, in which Capital World Investors, a division of Capital Research and Management Company, reported sole voting and dispositive power over 1,704,039 shares of our common stock. Capital World Investors holds its shares on behalf of SMALLCAP World Fund, Inc. The address for Capital World Investors is 333 South Hope Street, Los Angeles, CA 90071.

(5)	Information reported is based on a Schedule 13G/A as filed with the SEC on February 6, 2017, reporting beneficial ownership as of December 31, 2016, in which TCI Holdings, LLC (“TCI”) reported sole voting and dispositive power over 1,773,658 shares of our common stock. J. Michael Nixon is a member of and the manager of TCI. Subsequent to December 31, 2016, TCI sold an aggregate of 150,000 shares of our common stock, which sales were reported on Forms 4 filed with the SEC on behalf of Mr. Nixon on March 1, 2017, March 3, 2017, March 7, 2017, March 10, 2017 and March 14, 2017. As the manager of TCI, Mr. Nixon has sole voting and dispositive power over the shares held by TCI. The address for TCI and Mr. Nixon is 12540 Broadwell Road, Suite 1202, Alpharetta, GA 30004. TCI has pledged 1,100,000 shares of our common stock to secure a loan made by a financial institution to TCI.

(6)	Includes 1,460 shares of restricted stock that vest on June 1, 2017.

(7)	Includes 4,588 shares of restricted stock that vest on March 31, 2018, and 35,508 shares of restricted stock that vest in equal installments (rounded to the nearest whole share) on each of April 20, 2017, 2018 and 2019, generally subject to Mr. Edwards’ continued employment on the applicable vesting date. These shares of restricted stock are included in the 472,534 shares reflected in note (1) with respect to which Mr. Edwards has sole voting and dispositive power.

(8)	Includes 2,294 shares of restricted stock that vest on March 31, 2018, and 11,992 shares of restricted stock that vest in equal installments (rounded to the nearest whole share) on each of April 20, 2017, 2018 and 2019, generally subject to Mr. Elliott’s continued employment on the applicable vesting date.

(9)	Includes 1,911 shares of restricted stock that vest on March 31, 2018, and 14,600 shares of restricted stock that vest in equal installments (rounded to the nearest whole share) on each of April 20, 2017, 2018 and 2019, generally subject to Mr. Miller’s continued employment on the applicable vesting date. Includes 173,479 shares held in a trust of which Mr. Miller is the sole trustee and beneficiary and exercises sole voting and dispositive power.

(10)	Director nominee.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our executive officers, directors and persons who beneficially own more than ten percent of our common stock to file reports of their initial stock ownership as well as changes in their stock ownership with the SEC and to furnish us with copies of these reports. We are required to disclose in this Proxy Statement any late filings of such reports. Based solely on our review of copies of the reports that we received and written representations from our executive officers and directors that no additional reports were required to be filed, we believe that all Section 16(a) filing requirements applicable to our executive officers, directors and greater than ten percent beneficial owners were timely met during 2016.

Securities Authorized for Issuance under Equity Compensation Plans

The following table sets forth information as of December 31, 2016 with respect to the shares of common stock issuable under our 2014 Omnibus Incentive Plan, which authorizes the grant of stock options, stock appreciation rights, stock equivalent units, restricted stock, restricted stock units, bonus awards, performance shares, performance units and other stock-based awards. The aggregate number of shares of our common stock reserved for issuance under the plan is 3,000,000. As of December 31, 2016, 169,934 shares of restricted stock were outstanding under the plan and no equity-based awards had been issued under the plan other than shares of restricted stock.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans

Equity compensation plans approved by security holders:

2014 Omnibus Incentive Plan	-	$-	2,683,915

Equity compensations not approved by stockholders	-	$-	-

Total	-	$-	2,683,915

CERTAIN RELATIONSHIPS AND RELATED-PARTY TRANSACTIONS

Jeff Edwards, Peter Edwards Jr., Anne Edwards and Michael Edwards, and the investment entities through which they directly and indirectly beneficially own shares of our common stock, are referred to throughout this section as the Edwards Investors. Peter Edwards Jr., Anne Edwards and Michael Edwards are the siblings of Jeff Edwards.

Registration Rights

We entered into a registration rights agreement (“Registration Rights Agreement”) on November 6, 2013 with Cetus Capital II, LLC, IBP Investment Holdings, LLC, IBP Management Holdings, LLC and TCI Holdings, LLC, including their successors and permitted assigns, collectively, the “Investors.” Under the Registration Rights Agreement, the Investors had demand, piggyback and Form S-3 registration rights. Subject to conditions and limitations as set forth in the Registration Rights Agreement, including our right to defer a demand registration under certain circumstances at any time that we were not eligible to register securities on Form S-3, the Investors could require that we register for public resale on Form S-1 under the Securities Act all or part of the shares held by such Investors, so long as the securities being registered in each registration statement are proposed to be sold at an aggregate price to the public of at least $15.0 million. If we were eligible to register the sales of securities on Form S-3 under the Securities Act, the Investors had the right to require us to register the sale of common stock held by them on Form S-3 at an aggregate price to the public of at least $15.0 million. We were not obligated to effectuate more than one demand registration on Form S-1 or more than two demand registrations on Form S-3 during any calendar year. Subject to certain exceptions, the Investors were also entitled to piggyback registration rights with respect to any registration effected by us.

Under the Registration Rights Agreement, we were responsible, subject to certain exceptions, for the expenses of any offering of our shares of common stock offered pursuant to the agreement other than underwriting discounts and selling commissions.

The Registration Rights Agreement expired in February 2017 on the third anniversary of the closing of our initial public offering.

Related-Party Sales

Certain of our operating subsidiaries install building products in the ordinary course of their businesses to entities affiliated with the Edwards Investors, including ECO Group Construction, LLC, Michael Edwards Building and Design, Inc., Edwards Communities Construction Company, LLC and its affiliates, Duffy Homes, Inc. and its affiliates, Urban Five Construction, LLC and its affiliates and Tuttle Grove Limited Partnership and its affiliates. These transactions are performed on terms comparable to those that could be obtained in an arm’s-length transaction with an unrelated third party. Aggregate sales to these affiliates of the Edwards Investors totaled $1.5 million for the year ended December 31, 2016.

Real Property Leases

Pursuant to a lease agreement dated as of May 1, 2003, as amended, we lease our headquarters at 495 South High Street, Columbus, Ohio from 495 South High Street, L.L.C., an entity affiliated with the Edwards Investors. The annual base rent is $272,893. Prior to November 1, 2016, the base rent was $247,416.

Pursuant to a lease agreement dated as of March 14, 2005, as amended, we lease a branch location at 1320 McKinley Avenue, Columbus, Ohio from Peter H. Edwards, an immediate family member of Jeff Edwards. The annual base rent is $140,353.

Pursuant to a lease agreement dated as of June 1, 1998, as amended, we lease a branch location at 1318 McKinley Avenue, Columbus, Ohio from Peter H. Edwards, an immediate family member of Jeff Edwards. The annual base rent is $75,951.

TCI Contracting, LLC, one of our subsidiaries, leases locations in Florida and Tennessee pursuant to the terms of lease agreements with one or more entities in which J. Michael Nixon, one of our directors, has a 33% interest. The annual base rent for these locations is $90,000 and $60,000, respectively.

Alpha Insulation and Water Proofing Company, one of our subsidiaries, leases locations in Georgia and North Carolina pursuant to the terms of lease agreements with one or more entities in which Vikas Verma, a director nominee, has a 75% interest. The annual base rent for these locations is $158,220 and $73,278, respectively.

Alpha Insulation and Water Proofing, Inc., one of our subsidiaries, leases locations in Texas pursuant to the terms of lease agreements with one or more entities in which Vikas Verma, a director nominee, has a 75% interest. The annual base rent for these locations is $118,200 and $108,000, respectively.

Trilok Inc., one of our subsidiaries, leases a location in Georgia pursuant to the terms of a lease agreement with an entity in which Vikas Verma, a director nominee, has a 75% interest. The annual base rent for this location is $60,000.

In each case under the applicable lease, we are also obligated to pay our proportionate share of certain common area maintenance charges, taxes, insurance premiums and other costs of operation, depending on the terms of the lease.

Estimating Agreement

Alpha Insulation and Water Proofing Company and Alpha Insulation and Water Proofing, Inc., two of our subsidiaries, are parties to an Independent Contract Agreement for job estimating services with an entity in which Vikas Verma, a director nominee, has a 75% interest. The annual fee under this agreement is $388,800, subject to adjustment if the number of estimating jobs exceeds a prescribed amount. The agreement has an initial term of one year expiring on January 1, 2018, with automatic one year extensions unless either party provides notice of intent to terminate at least 180 days in advance of the expiration of the then-current term.

Alpha Acquisition

As previously disclosed in the Company’s SEC filings, the Company acquired the Alpha companies in January 2017. The aggregate consideration for the acquisition was $116.7 million (including post-closing adjustments and an earnout payment), consisting of the issuance of 282,577 shares of our common stock valued at $10.9 million, $103.6 million in cash, seller obligations totaling $1.9 million and the assumption of $0.3 million in debt of the Alpha companies. Vikas Verma, a director nominee, indirectly beneficially owned 75% of the Alpha companies and received his proportionate share of the consideration in connection with the acquisition. Following the acquisition,

Mr. Verma continues to serve as the Chief Executive Officer of each of the Alpha companies, which became our subsidiaries. In connection with the acquisition, Mr. Verma entered into a non-compete agreement with the Company. As an employee, Mr. Verma is paid an annual salary of $300,000, is eligible for a cash bonus at the end of the year based on the financial performance of the Alpha Companies and eligible to participate in the Company’s restricted stock bonus program pursuant to our 2014 Omnibus Incentive Plan, and participates in the Company’s general benefit plans.

Policies and Procedures for Related-Party Transactions

Our Board of Directors has adopted a Related-Party Transaction Policy (“Policy”) for the review and approval or ratification of certain related-party transactions. The Policy is administered by the Audit Committee with the assistance of our General Counsel, Chief Financial Officer and Chief Accounting Officer.

The Policy applies to any transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which:

●	the Company or one of our subsidiaries is a participant;
●	the amount involved exceeds $120,000; and
●	a Related Party (as defined below) had, has or will have a direct or indirect material interest.

Any transaction meeting these criteria is a “Related-Party Transaction.”

Under the Policy, a “Related Party” is any person who: (i) is, or, at any time since the beginning of our last fiscal year, was, a director, executive officer or director nominee, or an immediate family member of any such person; or (ii) is known by us to be the beneficial owner of more than 5% of our common stock, or an immediate family member of such person.

The Policy includes procedures for addressing potential Related-Party Transactions prior to their consummation as well as procedures for addressing Related-Party Transactions that have not been previously approved. Prior to entering into a potential Related-Party Transaction, the Related Party (or the director, executive officer, nominee or 5% beneficial owner whose immediate family member is the Related Party) or any member of management who knows about the transaction must provide notice to our General Counsel, Chief Financial Officer or Chief Accounting Officer of the facts and circumstances of the proposed transaction. The General Counsel, the Chief Financial Officer or Chief Accounting Officer will assess whether the proposed transaction is a Related-Party Transaction subject to the Policy. If it is determined that the proposed transaction is a Related-Party Transaction, it is submitted to the Audit Committee for consideration at its next meeting. If it is not practicable or desirable to wait until the next Audit Committee meeting, the transaction may be submitted to the Chair of the Audit Committee for consideration (with the action taken by the Chair to be reported to the Audit Committee at its next regularly scheduled meeting).

When considering a proposed Related-Party Transaction, the Audit Committee will review all of the relevant available facts and circumstances, including:

●	the benefits of the transaction to us;
●	the impact on a director’s independence if the Related Party is a director or an immediate family member of a director;
●	the availability of other sources or buyers of comparable products or services;
●	the terms of the transaction;
●	whether the transaction is on terms comparable to those obtainable in an arm’s-length transaction with an unrelated party; and
●	the extent of the Related Party’s interest in the transaction.

The Audit Committee will approve a Related-Party Transaction only if it determines that the transaction is in, or is not inconsistent with, the best interests of the Company and our stockholders. No member of the Audit Committee may participate in the review, consideration or approval of a transaction as to which he or she or any member of his or her immediate family is the Related Party.

If a director or a member of management becomes aware of a Related-Party Transaction that has not been previously approved by the Audit Committee, he or she must promptly notify our General Counsel, Chief Financial Officer or Chief Accounting Officer. If the transaction is pending or ongoing, it is submitted to the Audit Committee for review, and the Audit Committee will consider all of the relevant facts and circumstances and evaluate all options, including ratification, amendment or termination of the transaction. If the transaction is completed, the Audit Committee will determine if rescission of the transaction and/or disciplinary action is appropriate.

At least once each year, the Audit Committee reviews all Related-Party Transactions that remain ongoing and have a remaining term of more than six months. Based on the facts and circumstances and taking into consideration our contractual obligations, the Audit Committee will determine if it is in the best interests of the Company and our stockholders to continue, modify or terminate the Related-Party Transaction.

All of the transactions described in this section were approved by the Audit Committee in accordance with the Policy.

PROPOSAL 5 – STOCKHOLDER PROPOSAL REGARDING MAJORITY VOTING IN UNCONTESTED ELECTIONS OF DIRECTORS

Overview

We received a request from the California State Teachers’ Retirement System (“CalSTRS”) to include in this Proxy Statement a proposal regarding majority voting in uncontested director elections. CalSTRS represents that it is the beneficial owner of more than $2,000 in market value of the Company’s common stock and has held the stock continuously for over one year prior to submitting the proposal. CalSTRS’ address is 100 Waterfront Place, MS-04, West Sacramento, California 95605. In accordance with SEC rules, the text of the stockholder proposal and supporting statement are printed below exactly as they were submitted to us. All statements contained in the stockholder proposal and supporting statement are the sole responsibility of CalSTRS.

Stockholder Proposal and Supporting Statement

BE IT RESOLVED:

That the shareholders of Installed Building Products, Inc. hereby request that the Board of Directors initiate the appropriate process to amend the Company’s articles of incorporation and/or bylaws to provide that director nominees shall be elected by the affirmative vote of the majority of votes cast at an annual meeting of shareholders, with a plurality vote standard retained for contested director elections, that is, when the number of director nominees exceeds the number of board seats.

SUPPORTING STATEMENT:

In order to provide shareholders a meaningful role in director elections, the Company’s current director election standard should be changed from a plurality vote standard to a majority vote standard. The majority vote standard is the most appropriate voting standard for director elections where only board nominated candidates are on the ballot, and it will establish a challenging vote standard for board nominees to improve the performance of individual directors and entire boards. Under the Company’s current voting system, a nominee for the board can be elected with as little as a single affirmative vote, because “withheld” votes have no legal effect. A majority vote standard would require that a nominee receive a majority of the votes cast in order to be re-elected and continue to serve as a representative for the shareholders.

In response to strong shareholder support a substantial number of the nation’s leading companies have adopted a majority vote standard in company bylaws or articles of incorporation. In fact, more than 94% of the companies in the S&P 500 have adopted majority voting for uncontested elections. We believe the Company needs to join the growing list of companies that have already adopted this standard.

CalSTRS is a long-term shareholder of the Company and we believe that accountability is of upmost importance. We believe the plurality vote standard currently in place at the Company completely disenfranchises shareholders and makes the shareholder’s role in director elections meaningless. Majority voting in director elections will empower shareholders with the ability to remove poorly performing directors and increase the directors’ accountability to the owners of the Company, its shareholders. In addition, those directors who receive the majority support from shareholders will know they have the backing of the very shareholders they represent. We therefore ask you to join us in requesting that the Board of directors promptly adopt the majority vote standard for director elections.

Please vote FOR this proposal.

Required Vote and Recommendation of the Board

The affirmative vote of a majority of the shares present or represented by proxy at the Annual Meeting and entitled to vote is required for approval of this advisory proposal. Abstentions will have the same effect as votes “AGAINST” this proposal. Broker non-votes will have no effect on the outcome of this proposal. Unless otherwise instructed, the persons named as proxies will vote “ABSTAIN” on this proposal.

Our Board of Directors has considered the proposal and has determined to make no voting recommendation to stockholders. Our Board recognizes that there are valid arguments for and against adopting a majority voting standard and is providing our stockholders an opportunity to express their views on the matter.

The proposal, which is advisory in nature and not binding on our Board of Directors, would constitute a recommendation to the Board if approved by our stockholders. Approval of this proposal will not, in itself, result in any amendments to our Certificate of Incorporation or Bylaws or otherwise implement any changes in voting to elect directors. If our stockholders approve this proposal, the Board will carefully consider the sentiment expressed by our stockholders in determining the course of action that will be appropriate for our Company and our stockholders.

THE BOARD OF DIRECTORS MAKES NO RECOMMENDATION ON THIS PROPOSAL.

PROPOSALS OF STOCKHOLDERS FOR THE 2018 ANNUAL MEETING

Pursuant to SEC rules, any proposal that a stockholder wishes to have included in our proxy statement for our 2018 Annual Meeting of Stockholders (the “2018 Annual Meeting”) must be received by our Corporate Secretary at Installed Building Products, Inc., 495 South High Street, Suite 50, Columbus, Ohio 43215 no later than December 22, 2017. Any such stockholder proposal may be included in the 2018 proxy statement if it complies with applicable SEC rules.

Under our Bylaws, in order to nominate a candidate for election as a director at our 2018 Annual Meeting or to bring any other business before the 2018 Annual Meeting that will not be included in our proxy statement, stockholders must comply with the procedures and timing requirements specifically described in our Bylaws. Our Bylaws provide that stockholders desiring to nominate a candidate for election as a director or to bring any other business before the 2018 Annual Meeting must provide notice to us no earlier than February 1, 2018, and no later than March 3, 2018. However, if the date of the 2018 Annual Meeting is more than 30 days before, or more than 70 days after, the anniversary of this Annual Meeting, then notice must be received by us no earlier than 120 days prior to the 2018 Annual Meeting and no later than 90 days prior to the 2018 Annual Meeting (or 10 days following the day on which we publicly disclose the new scheduled date of the 2018 Annual Meeting). All such stockholder nominations and proposals must set forth certain information specified in our Bylaws and must be submitted in writing to our Corporate Secretary, Installed Building Products, Inc., 495 South High Street, Suite 50, Columbus, Ohio 43215.

Under SEC rules, if a stockholder intends to present a proposal at the 2018 Annual Meeting without the inclusion of that proposal in our proxy statement for the 2018 Annual Meeting and we do not receive written notice of the proposal on or before March 7, 2018, or if we meet other requirements of SEC rules, proxies solicited by the Board for the 2018 Annual Meeting will confer discretionary authority to vote on such proposal.

Under our Bylaws, if the number of directors to be elected at an annual meeting of stockholders is increased and we do not make a public announcement naming the nominees for the additional directorship(s) at least 100 days prior to the first anniversary of the prior annual meeting, a stockholder nomination with respect to the additional directorship(s) shall be considered timely if delivered to our Corporate Secretary no later than 10 days following the day when we publicly announce the increase in the number of directors.

A copy of our Bylaws setting forth the requirements for advance notice of director nominations and stockholder proposals may be obtained free of charge from our Corporate Secretary at Installed Building Products, Inc., 495 South High Street, Suite 50, Columbus, Ohio 43215. Our Bylaws may also be found on our website at www.installedbuildingproducts.com under the “Investors” section. We urge our stockholders to review the provisions of our Bylaws prior to submitting any nominations or proposals.

A nomination or proposal that does not comply with the above procedures and/or applicable SEC rules will be disregarded or excluded from our proxy materials in accordance with applicable SEC rules. Compliance with the above procedures does not necessarily require us to include the proposed nominee or proposal in our proxy solicitation material. We reserve the right to omit from our proxy statements any proposals that we are not required to include under applicable SEC rules. Please carefully review the provisions of our Bylaws and applicable SEC rules.

ADDITIONAL INFORMATION

Householding of Proxy Materials

The SEC has adopted a “householding” rule concerning the delivery of annual reports and proxy statements. It permits us, with your permission, to send a single set of proxy materials to any household at which two or more registered stockholders reside if we believe they are members of the same family. We intend to deliver only one Notice, Annual Report and Proxy Statement to multiple registered stockholders sharing the same address unless we have received contrary instructions from one or more of the stockholders.

The Company will deliver promptly upon written or oral request a separate copy of the Notice, Annual Report or Proxy Statement to a stockholder at a shared address to which a single copy was provided. A number of brokerage firms have instituted householding. If you and members of your household have multiple accounts holding shares of our common stock, you may have received a householding notification from your broker, bank or other nominee. Please contact your broker, bank or other nominee directly if you have questions, require additional copies of this Proxy Statement or other proxy materials or wish to revoke your decision to household.

A stockholder who wishes to receive a separate copy of the Notice, Annual Report or Proxy Statement, or wishes to stop receiving separate copies of such materials, may make a request by writing to Proxy Services, C/O Computershare Inv, P.O. Box 30202, College Station, TX 77842-9909 or by calling (866) 641-4276.

Incorporation by Reference

Neither the Compensation Committee report nor the Audit Committee report included in this Proxy Statement is “soliciting material,” and is not deemed filed with the SEC. Neither of them shall be deemed incorporated by reference into any prior or future filings made by us under the Securities Act or the Exchange Act irrespective of any general incorporation language, except to the extent that we specifically incorporate such information by reference. In addition, this Proxy Statement includes several website addresses. These website addresses are intended to provide textual references only. The information contained on or accessible through these websites is not part of this Proxy Statement.

Availability of SEC Filings, Code of Ethics and Committee Charters

Copies of our reports on Forms 10-K, 10-Q and 8-K and all amendments to those reports filed with the SEC, our Code of Business Conduct and Ethics, the charters of the Audit, Compensation and Nominating and Corporate Governance Committees and any reports of beneficial ownership of our common stock filed by executive officers, directors and beneficial owners of more than 10% of our outstanding common stock are posted on and may be obtained through our website at www.installedbuildingsproducts.com under the “Investors” section, or may be requested in print, at no cost, by telephone at (614) 221-3399, by email at InvestorRelations@installed.net or by mail at Installed Building Products, Inc., 495 South High Street, Suite 50, Columbus, Ohio 43215, Attention: Investor Relations Dept. A copy of our Annual Report is available without charge to our stockholders of record as of the record date upon written request to: Installed Building Products, Inc., 495 South High Street, Suite 50, Columbus, Ohio 43215, Attention: Investor Relations Dept.

OTHER MATTERS

We are not aware of any other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, the persons named as proxies will vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

Shelley A. McBride
General Counsel and Secretary

April 21, 2017

Electronic Voting Instructions
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Vote by Internet
• Go to www.envisionreports.com/IBP
• Or scan the QR code with your smartphone
• Follow the steps outlined on the secure website
Vote by telephone
• Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
• Follow the instructions provided by the recorded message

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	X

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals — The Board of Directors recommends a vote FOR all nominees, FOR Proposals 2 and 3 and every
1 YEAR for Proposal 4. The Board of Directors makes no recommendation on Proposal 5.

1.	Electionof Directors:	For	Withhold		For	Withhold		For	Withhold	+
	01 - Michael T. Miller	☐	☐	02 - J. Michael Nixon	☐	☐	03 - Vikas Verma	☐	☐

			For	Against	Abstain			For	Against	Abstain
2.	The ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017.		☐	☐	☐	3.	To approve, on a non-binding advisory basis, the compensation of our named executive officers.	☐	☐	☐
		1 Year	2 Years	3 Years	Abstain			For	Against	Abstain
4.	To vote, on a non-binding advisory basis, on the frequency of the non-binding advisory vote on the compensation of our named executive officers.	☐	☐	☐	☐	5.	To vote on a stockholder proposal regarding majority voting in uncontested elections of directors, if properly presented at the Annual Meeting.	☐	☐	☐

B	Non-Voting Items

Change of Address — Please print your new address below.	Comments — Please print your comments below.	Meeting Attendance
		Mark the box to the right if you plan to attend the Annual Meeting.	☐

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

1 U P X	+

02L34E

The 2017 Annual Meeting of Stockholders of Installed Building Products, Inc. will be held on June 1, 2017, at 10:00 a.m., Eastern Time, virtually via the internet at www.meetingcenter.io/266662426. To vote your shares or submit questions during the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form. The password for the meeting is IBP2017.

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — Installed Building Products, Inc.

Notice of 2017 Annual Meeting of Stockholders

495 South High Street, Suite 50, Columbus, OH 43215

Proxy Solicited by the Board of Directors

Jeffrey W. Edwards and Michael T. Miller, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Installed Building Products, Inc. to be held on June 1, 2017 or at any postponement or adjournment thereof.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted:

•	FOR the election of Michael T. Miller, J. Michael Nixon and Vikas Verma as directors to serve for three-year terms;
•	FOR the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017;
•	FOR the approval, on a non-binding advisory basis, of the compensation of our named executive officers;
•	For a vote of ONE YEAR, on a non-binding advisory basis, on the frequency (every year, every two years or every three years) of the non-binding advisory vote on the compensation of our named executive officers; and
•	ABSTAIN on the non-binding advisory vote on a stockholder proposal regarding majority voting in uncontested elections of directors.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side.)